Exhibit 4.1
EXECUTION COPY

SOUTHWEST AIRLINES CO.,
as Company
$600,000,000
TERM LOAN AGREEMENT
Dated as of May 6, 2008
CERTAIN LENDERS
CITIGROUP GLOBAL MARKETS INC.,
as Sole Lead Arranger and Sole Bookrunner
BNP PARIBAS,
as Documentation Agent
COMMERZBANK,
as Syndication Agent
CITIBANK, N.A.,
as Administrative Agent
and
CITIBANK, N.A.,
as Collateral Agent

TABLE OF CONTENTS
     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

(i)

(ii)

ANNEX 1	—	Commitments

SCHEDULE 1	—	Litigation
SCHEDULE 2	—	Appraised Value
SCHEDULE 3	—	Permitted Countries
SCHEDULE 4	—	Amortization Schedule

EXHIBIT A	—	Form of Notice of Borrowing
EXHIBIT B	—	Form of Mortgage and Security Agreement
EXHIBIT C-1	—	Form of Opinion of Special Counsel to the Company
EXHIBIT C-2	—	Form of Opinion of In-House Counsel to the Company
EXHIBIT C-3	—	Form of Opinion of Special Oklahoma Counsel to the Agents
EXHIBIT C-4	—	Form of Opinion of Special New York Counsel to the Administrative Agent
EXHIBIT D	—	Form of Assignment and Assumption
EXHIBIT E	—	Form of Consent and Agreement
EXHIBIT F	—	Form of Engine Consent and Agreement

(iii)

          TERM LOAN AGREEMENT dated as of May 6, 2008, among SOUTHWEST AIRLINES CO. (the “Company”); each of the entities that is a signatory under the caption “LENDERS” on the signature pages hereto and each entity that becomes a “Lender” after the date hereof pursuant to Section 12.04(b) (individually, a “Lender” and, collectively, the “Lenders”); Citibank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and Citibank, N.A., as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the “Collateral Agent”).
          The Company has requested the Lenders to make loans to the Company to be used for general corporate purposes, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:
          SECTION 1. DEFINITIONS.
          1.01. Certain Defined Terms. As used herein, the following terms have the following respective meanings:
          “Actual Knowledge” means, with respect to any Person, actual knowledge of a Vice President or more senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Loan Documents.
          “Adjusted Pre-Tax Income” means, with respect to any Person and with respect to any period, net income before taxes of such Person for such period, but excluding (i) any gain or loss arising from the sale of capital assets other than capital assets consisting of Aircraft, (ii) any gain or loss arising from any write-up or write-down of assets, (iii) income or loss of any other Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such income or loss was realized by such other Person prior to the date of such acquisition, (iv) net income or loss of any other Person (other than a Subsidiary) in which such Person has an ownership interest, (v) the income or loss of any other Person to which assets of such Person shall have been sold, transferred, or disposed of, or into which such Person shall have merged, to the extent that such income or loss arises prior to the date of such transaction, (vi) any gain or loss arising from the acquisition of any securities of such Person, (vii) gains or losses reported as extraordinary in accordance with GAAP not previously excluded in clauses (i) through (vi), and (viii) the cumulative effect of changes in accounting methods permitted by GAAP during such period.
          “Administrative Agent” has the meaning set forth in the introduction hereto.
          “Administrative Agent’s Account” means the account of the Administrative Agent at Citibank, N.A., ABA No. 021-000-089, Account No. 3685-2248, Account name: Medium Term Finance, Reference: Southwest Airlines, Attention: Greg Victor, or such other account as may be designated by the Administrative Agent to the Company in writing.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
Term Loan Agreement

          “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; and for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares, by contract or otherwise.
          “Agents” means, collectively, the Administrative Agent and the Collateral Agent.
          “Agents’ Group” has the meaning set forth in Section 10.02(b).
          “Aircraft” means, collectively, the Airframes and Engines.
          “Aircraft Bill of Sale” means, with respect to any Aircraft, the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer or its Affiliate to the Company.
          “Aircraft Documents” means, with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (i) the FAA per Federal Aviation Regulation FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to the Company as an operator under Federal Aviation Regulation FAR 121 or (ii) the relevant Aviation Authority, to be transferred with respect to such Aircraft, Airframe, Engines or Parts and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of the applicable Mortgage, or required to be made prior to the release of the Lien of the applicable Mortgage, by the regulations of the FAA or the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of the Company (provided, that all such materials shall be maintained in the English language).
          “Airframe” means (a) each aircraft (including, in each case, the winglets installed thereon, but excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number and Airframe Manufacturer’s serial number set forth on Schedule 2 to this Agreement and any Replacement Airframe and (b) any and all Parts. Upon substitution of a Replacement Airframe under and in accordance with the applicable Mortgage, such Replacement Airframe shall become subject to such Mortgage and shall be an “Airframe” for all purposes of this Agreement and the other Loan Documents and thereupon the Airframe for which the substitution is made shall no longer be subject to such Mortgage, and such replaced Airframe shall cease to be an “Airframe.”
          “Airframe Manufacturer” means The Boeing Company, a Delaware corporation.
Term Loan Agreement

          “Allocable Loan Amount” means, with respect to any Aircraft, an amount equal to (a) the Appraised Value of such Aircraft divided by the aggregate Appraised Value of all Aircraft multiplied by $600,000,000 less (b) the aggregate amount of all repayments and prepayments of the Loans reducing the Allocable Loan Amount with respect to such Aircraft in accordance with the terms hereof.
          “Applicable Lending Office” means, for each Lender, the “Lending Office” of such Lender (or of n Affiliate of such Lender) specified in the Administrative Questionnaire delivered by such Lender to the Administrative Agent or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and the Company as the office by which its Loan is to be made and maintained.
          “Applicable Margin” means 0.95% per annum.
          “Appraised Value” means, with respect of any Aircraft, the value set forth for such Aircraft on Schedule 2.
          “Approved Electronic Communications” means each Communication that the Company is obligated to, or otherwise chooses to, provide to either Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that, solely with respect to delivery of any such Communication by the Company to such Agent, and without limiting or otherwise affecting either such Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to such Agent in connection with any such posting, the term “Approved Electronic Communication” shall exclude (a) the Notice of Borrowing, (b) any notice of optional prepayment pursuant to Section 3.03(a) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default or Event of Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Section 6 or any other condition to the Borrowing or any condition precedent to the effectiveness of this Agreement.
          “Approved Electronic Platform” has the meaning set forth in Section 11.02(a).
          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
Term Loan Agreement

          “Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) of the applicable Mortgage and Annex C thereof, such other Governmental Authority.
          “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.
          “Bills of Sale” means, with respect to any Aircraft, the FAA Bill of Sale and the Aircraft Bill of Sale for such Aircraft.
          “Boeing” means The Boeing Company, a Delaware corporation.
          “Borrowing” means the borrowing by the Company of the Loans.
          “Breakage Costs” means any amount payable by Company to any Lender pursuant to Section 5.04.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Dallas, Texas, London, United Kingdom or Frankfurt, Germany.
          “Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.
          “Cash Equivalents” means (i) direct obligations of the U.S. Government and obligations fully guaranteed by the U.S. Government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings as of its latest report of condition of at least $500,000,000 and having a rating of Aa or better by Moody’s Investors Service, Inc. or AA or better by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States or any state thereof having a rating assigned to such commercial paper of at least A1 by S&P or P1 by Moody’s and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank’s capital and surplus.
          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application
Term Loan Agreement

thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
          “Citibank” means Citibank, N.A.
          “Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).
          “Closing Date” means the date as of which the Loans have been advanced to the Company.
          “Collateral” means collectively, each Aircraft and all other Property of the Company pursuant to which a security interest has been purported to be granted therein to the Collateral Agent as provided in any Security Document.
          “Collateral Agent” has the meaning set forth in the introduction hereto.
          “Commitment” means, as to each Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, a Loan to the Company pursuant to Section 2.01 in a principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Annex 1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be reduced pursuant to Section 2.04 or increased or reduced pursuant to assignments effected in accordance with Section 12.04.
          “Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating this Agreement, the other Loan Documents, the Company or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents, including all Approved Electronic Communications.
          “Company” has the meaning set forth in the introduction hereto.
          “Consent and Agreement” means, with respect to each Aircraft, an Airframe Manufacturer Consent and Agreement in substantially the form of Exhibit E hereto.
          “CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.
          “Default” means an event that with the giving of notice or lapse of time or both would become an Event of Default.
          “Disposition” means, with respect to any Aircraft, (i) any sale, assignment, transfer or other voluntary disposition of such Aircraft or (ii) the sale, assignment, transfer or other voluntary disposition of any of the beneficial interest or ownership that the Company has in such Aircraft.
Term Loan Agreement

          “Dollars,” “United States Dollars” and “$” mean lawful money for the time being of the United States of America.
          “DOT” means the Department of Transportation of the United States or any Governmental Authority succeeding to the functions of such Department of Transportation.
          “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed; provided that the term “Eligible Assignee” shall not include the Company or any Affiliate thereof.
          “Engine” means, with respect to any Airframe (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number set forth on Schedule 2 to this Agreement and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts. Upon substitution of a Replacement Engine under and in accordance with the applicable Mortgage, such Replacement Engine shall become subject to this Agreement and shall be an “Engine” for all purposes of such Mortgage and the other Loan Documents and thereupon the Engine for which the substitution is made shall no longer be subject to this Agreement and the applicable Mortgage, and such replaced Engine shall cease to be an “Engine.”
          “Engine Consent and Agreement” means, with respect to each Aircraft, an Engine Manufacturer Consent and Agreement in substantially the form of Exhibit F hereto.
          “Engine Manufacturer” means CFM International, Inc., a Delaware corporation.
          “Environmental Law” means any law, rule, regulation, order, writ, judgment, injunction or decree of the United States or any other nation, or of any political subdivision thereof, or of any Governmental Authority relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
          “Event of Loss” means, with respect to any Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such Property, for any reason whatsoever:
     (a) the destruction of such Property, damage to such Property beyond economic repair or rendition of such Property permanently unfit for normal use by Company;
Term Loan Agreement

     (b) the actual or constructive total loss of such Property or any damage to such Property, or requisition of title or use of such Property, which results in an insurance settlement with respect to such Property on the basis of a total loss or constructive or compromised total loss;
     (c) any theft, hijacking or disappearance of such Property for a period of 180 consecutive days or more;
     (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such Property by any Governmental Authority or purported Governmental Authority (other than a requisition of use by a Permitted Government Entity) for a period exceeding 12 consecutive months;
     (e) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Governmental Authority of the government of registry of the Aircraft or by any Governmental Authority otherwise having jurisdiction over the operation or use of the Aircraft, the use of such Property in the normal course of the Company’s business of passenger air transportation is prohibited for a period of 18 consecutive months unless the Company, prior to the expiration of such 18-month period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such Property by the Company, but in any event if such use shall have been prohibited for a period of three consecutive years; and
     (f) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 3.02(b) of the applicable Mortgage.
          “Event of Default” has the meaning set forth in Section 9.
          “Excluded Taxes” means, with respect to either Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Company under the Loan Documents, (a) Taxes imposed on or measured by its overall net income, overall gross income or overall gross receipts (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) or capital taxes, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which it is resident for tax purposes or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located and (b) any branch profits taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which Company is located.
          “FAA” means the Federal Aviation Administration of the United States or any Governmental Authority succeeding to the functions of such Federal Aviation Administration.
          “FAA Bill of Sale” means, with respect to any Airframe, a bill of sale for the Airframe on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to the Company by Airframe Manufacturer.
Term Loan Agreement

          “FAA Filed Documents” means, with respect to any Aircraft, the Mortgage, the Mortgage Supplement, the FAA Bill of Sale, AC Form 8050-135 with respect to the International Interests and an application for registration of the Aircraft with the FAA in the name of the Company.
          “FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.
          “Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Fee Letter” means the letter agreement dated March 28, 2008, between the Company and the Lead Arranger relating to the loan facility provided herein.
          “Final Maturity Date” means May 9, 2020.
          “Financing Statements” means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements covering the Collateral, by the Company, as debtor, showing Collateral Agent as secured party, for filing in Texas and each other jurisdiction that, in the opinion of Collateral Agent, is necessary to perfect its Lien on the Collateral.
          “Fund” means any Person (other than a natural person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “GAAP” means generally accepted accounting principles in the United States in effect from time to time.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Information Memorandum” means the Information Memorandum dated April 2008, approved by the Company, relating to the Company.
Term Loan Agreement

          “Interest Period” means the period commencing on the Closing Date and ending on the date three months thereafter, and thereafter each period commencing on the last day of the preceding Interest Period and ending on the date three months thereafter, provided that (a) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day unless such succeeding Business Day would fall in the next month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that would otherwise commence before and end after any Principal Payment Date shall end on such Principal Payment Date, and (c) during any period while an Event of Default has occurred and is continuing, the term “Interest Period” shall include any period selected by the Administrative Agent from time to time.
          “International Interest” has the meaning attributed to “international interest” in the Cape Town Treaty.
          “International Registry” has the meaning attributed to “international registry” in the Cape Town Treaty.
          “IRS” means the Internal Revenue Service of the United States or any Governmental Authority succeeding to the functions of such Internal Revenue Service.
          “Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
          “Lead Arranger” means Citigroup Global Markets Inc.
          “Lenders” has the meaning set forth in the introduction hereto.
          “LIBO Rate” means, for any Interest Period, the offered rate for deposits in Dollars for a period equal to or nearest the number of days in such Interest Period which appears on Reuters Page LIBOR01 (or on any successor or substitute page or service providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, provided that, if such rate is not available for any reason, the “LIBO Rate” shall mean, with respect to each day during the relevant Interest Period, the rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates notified to the Administrative Agent by Citibank, N.A. as the rates at which Dollar deposits are offered by them to prime banks at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period, in each case for a maturity comparable to such Interest Period and in an amount comparable to the aggregate principal amount of Loans.
          “Lien” means any mortgage, lien, pledge, charge, encumbrance or other security interest or any preferential arrangement that has the practical effect of creating a security interest.
Term Loan Agreement

          “Loan” has the meaning set forth in Section 2.01.
          “Loan Documents” means, collectively, this Agreement, any Notes, the Security Documents and the Fee Letter.
          “Majority Lenders” means, at any time, Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans or, if no Loans are outstanding, Lenders having more than 50% of the aggregate amount of the Commitments as most recently in effect.
          “Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in, or any event or occurrence which could reasonably be expected to result in, a material adverse change or effect on (a) the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, since December 31, 2007, (b) the ability of the Company to perform its obligations under the Loan Documents or (c) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.
          “Material Subsidiary” means, at any time, any Subsidiary of the Company having at such time either (i) total assets, as of the last day of the preceding fiscal quarter, having a net book value greater than or equal to 10% of the total assets of the Company and all of its Subsidiaries on a consolidated basis or (ii) Adjusted Pre-Tax Income, for the preceding fiscal quarter, greater than or equal to 10% of the total Adjusted Pre-Tax Income for such fiscal quarter of the Company and all of its Subsidiaries on a consolidated basis.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgage” means each Mortgage and Security Agreement required to be delivered pursuant to Section 6 hereof in substantially the form of Exhibit B.
          “Mortgage Supplement” means, with respect to each Mortgage, the Mortgage Supplement thereto, substantially in the form of Exhibit A to the Mortgage, with appropriate modifications to reflect the purpose for which it is being used.
          “Note” means the Notes, if any, issued pursuant to Section 2.06.
          “Notice of Borrowing” has the meaning set forth in Section 2.02.
          “Obligations” means all liabilities and obligations of every nature of Company from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Obligation, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).
Term Loan Agreement

          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
          “Participant” has the meaning set forth in Section 12.04(d).
          “Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part leased by Company from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom unless the Lien unless the Lien of the applicable Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of such Mortgage.
          “Permitted Air Carrier” means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Collateral Agent or (iv) any U.S. Certificated Air Carrier.
          “Permitted Country” means any country listed on Schedule 3 hereto.
          “Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.
          “Permitted Government Entity” means (i) the U.S. Government or (ii) any other Governmental Authority if the Aircraft is then registered under the laws of the country of such Governmental Authority.
          “Permitted Lease” means a lease (including a sublease) permitted under Section 3.02(b)(viii) of the Mortgages.
          “Permitted Lessee” means a lessee under a Permitted Lease.
          “Permitted Liens” means, with respect to any Aircraft, (a) the rights of the Collateral Agent under the Loan Documents, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to the Collateral Agent; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 3.02(b) and 3.04 of the applicable Mortgage; (d) Liens of Taxes of the Company (and its U.S. federal tax law consolidated group), either not yet delinquent or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Collateral Agent therein or impair the Lien of the Mortgage; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts
Term Loan Agreement

the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Collateral Agent therein or impair the Lien of the Mortgage; (f) Liens arising out of any judgment or award against the Company (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Collateral Agent therein or impair the Lien of the Mortgage; (g) salvage or similar rights of insurers under policies required to be maintained by Company under Section 3.06 of the Mortgage; and (h) any other Lien with respect to which the Company (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Collateral Agent.
          “Plan” means any plan defined in Section 402 1(a) of ERISA in respect of which the Company is an “employer” or a “substantial employer” as such terms are defined in ERISA.
          “Person” means any natural person, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
          “Post-Default Rate” means, in the case of any principal of any Loan, a rate per annum which is equal to the sum of 2% per annum above the rate of interest otherwise applicable thereto, and in the case of any overdue interest, fees or other amounts other than principal, a rate per annum which is equal to the sum of 2% per annum plus the Applicable Margin plus the rate determined by the Administrative Agent to be the cost of funding such overdue amount on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment).
          “Principal Payment Date” means each of the dates that numerically corresponds to the Closing Date and falling, respectively three months after the Closing Date to and including the Final Maturity Date; provided that if any such date shall not be a Business Day, the relevant Principal Payment Date shall be the next succeeding Business Day unless such succeeding Business Day would fall in the next month, in which case the relevant Principal Payment Date shall be the immediately preceding Business Day.
          “Property” of any Person means any property or assets, or interest therein, of such Person.
          “Register” has the meaning set forth in Section 12.04(c).
          “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System.
Term Loan Agreement

          “Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.
          “Removable Part” is defined in Section 3.04(d) of the Mortgages.
          “Replacement Airframe” means, with respect to any Airframe, any airframe substituted for such Airframe pursuant to Section 3.05 of the applicable Mortgage.
          “Replacement Engine” means, with respect to any Engine, an engine substituted for such Engine pursuant to Section 3.04(e) or 3.05 of the applicable Mortgage.
          “SEC” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to the functions of such Securities and Exchange Commission.
          “Section 1110” means Section 1110 of the Bankruptcy Code.
          “Security Documents” means, collectively, the Mortgages, the Mortgage Supplements, the Engine Consent and Agreements and the Consent and Agreements.
          “Secured Parties” means, collectively, the Lenders, the Administrative Agent and the Collateral Agent.
          “Similar Aircraft” means all other Boeing Model 737-700 aircraft.
          “Special Default” means the occurrence of any Default referred to in Section 9.01(a), (f) of (g) hereunder.
          “Standard & Poor’s” means Standard & Poor’s Ratings Services.
          “Subsidiary” of any Person means any corporation or other entity more than 50% of the Voting Shares in which is owned or controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.
          “Substitute Basis” has the meaning set forth in Section 5.02.
          “Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether international, foreign or domestic).
          “Transactional User Entity” is defined in Section 2.1.11 of the Regulations of the International Registry.
Term Loan Agreement

          “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
          “United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 States and the District of Columbia of the United States of America.
          “U.S. Certificated Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.
          “U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.
          “Voting Shares” means, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).
          “Wet Lease” means any arrangement whereby the Company or a Permitted Lessee agrees to furnish an Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or such Engine shall at all times be in the operational control of the Company or a Permitted Lessee, provided that the Company’s obligations under the applicable Mortgage shall continue in full force and effect notwithstanding any such arrangement
          1.02. GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.
          1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not
Term Loan Agreement

to any particular provision hereof, (d) all references herein to Sections, Annexes, Exhibits and Schedules shall be construed to refer to Sections of, and Annexes, Exhibits and Schedules to, this Agreement, (e) any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including” and (h) references to days, months, quarters and years refer to calendar days, months, quarters and years, respectively.
          SECTION 2. THE COMMITMENTS.
          2.01. Loans. Each Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make one term loan to the Company (each, a “Loan”) on the Closing Date in Dollars in a principal amount equal to such Lender’s pro rata share of the total Commitment in an aggregate amount for all Lenders equal to $600,000,000.
          2.02. Borrowing. The Company shall give the Administrative Agent notice of the Borrowing in substantially the form of Exhibit A (the “Notice of Borrowing”) no later than 3:30 p.m. New York time three Business Days prior to the Closing Date. The Borrowing shall be in the amount of $600,000,000. Not later than 11:00 a.m. New York time on the Closing Date, each Lender shall make available the amount of its Loan to the Administrative Agent, at the Administrative Agent’s Account, in immediately available funds, for the account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be remitted by the Administrative Agent in such manner as is specified in the Notice of Borrowing.
          2.03. Fees. The Company agrees to pay to the Agents and the Lead Arranger fees in such amounts and at such times as are specified in the Fee Letter.
          2.04. Termination of Commitments.
          (a) The aggregate amount of the Commitments shall be automatically reduced to zero upon the funding of the Borrowing on the Closing Date.
          (b) The Commitments once reduced shall terminate and may not be reinstated.
          2.05. Several Obligations; Certain Remedies Independent. The failure of any Lender to make its Loan shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor either Agent shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender, and (except as otherwise provided in Section 4.05) no Lender shall have any obligation to either Agent or any other Lender for the failure by such Lender to make the Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its individual rights arising out of this Agreement and the Notes independently of any other Lender, and it shall not
Term Loan Agreement

be necessary for any other Lender or either Agent to consent to, or be joined as an additional party in, any proceedings to recover the payment of any overdue amounts.
          2.06. Notes. Promissory notes evidencing the Loan made by any Lender, shall be issued, at the request of any Lender, in a form reasonably acceptable to the Administrative Agent and the Company (each, a “Note”), payable to the order of such Lender in an amount equal to the outstanding principal amount of such Loan.
          SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST.
          3.01. Repayment. The Company agrees to repay to the Administrative Agent for the account of the Lenders the aggregate principal amount of the Loans outstanding on the dates as set forth on Schedule 4 hereto in the respective amounts set forth opposite such dates on Schedule 4 hereto. Each such payment shall reduce on a pro rata basis according to the Appraised Value of each Aircraft the Allocable Loan Amount with respect to such Aircraft. Notwithstanding the foregoing, the Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Final Maturity Date.
          3.02. Interest.
          (a) Interest Generally. The Company agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loan of such Lender for the period from the Closing Date until the date such Loan shall be paid in full at a rate per annum equal to the Applicable Margin plus the LIBO Rate for each Interest Period.
          (b) Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Company agrees to pay to the Administrative Agent for the account of the Lenders interest at the Post-Default Rate on (i) the outstanding principal amount of the Loans and (ii) any overdue interest, fee or other amount (other than principal).
          (c) Interest Payment Dates. Accrued interest on each Loan shall be payable on the last day of each Interest Period, and upon the payment or prepayment thereof (on the principal amount so paid or prepaid), provided that interest payable at the Post-Default Rate shall be payable from time to time on demand.
          (d) Interest Determinations. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders and to the Company. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
          3.03. Prepayments.
          (a) Optional Prepayments. The Company shall have the right to prepay the Loans in whole or in part at any time or from time to time, without penalty or premium, provided that (i) the Company shall give the Administrative Agent notice of each prepayment as provided in Section 4.04 (and, upon the date specified in any such notice, the amount to be prepaid shall
Term Loan Agreement

become due and payable hereunder), and (ii) each partial prepayment shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
          (b) Mandatory Prepayments. If an Event of Loss with respect to any Aircraft occurs, and the Company elects or is required (by failing to substitute a Similar Aircraft of equal or greater value), or if a Disposition of any Aircraft occurs, the Company shall prepay (in the case of an Event of Loss, at the time required by the related Mortgage, and in the case of a Disposition, concurrently with such Disposition) the outstanding Allocable Loan Amount for such Aircraft with accrued interest thereon, but without premium or penalty (other than Breakage Costs).
          (c) No Reborrowing. Amounts prepaid under this Section 3.03 may not be reborrowed.
          (d) Applications; Other Amounts. All prepayments under this Section 3.03 shall be applied to the installments of the Loans in the inverse order of maturity and shall be accompanied by interest accrued on the amount prepaid and all Breakage Costs (if any) payable under Section 5.04 as a result of such prepayment. In the case of any prepayment made in accordance with Section 3.03(a), the Company may designate one or more Aircraft for which the Allocable Loan Amount attributable thereof shall be reduced by the amount so designated. So long as no Default or Event of Default has occurred and is continuing, upon prepayment of all of the Allocable Loan Amount for any Aircraft, such Aircraft shall be released from the Collateral in accordance with Section 9.01 of the applicable Mortgage.
          SECTION 4. PAYMENTS, ETC.
          4.01. Payments.
          (a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Company under this Agreement and the other Loan Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent’s Account not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
          (b) Application of Payments After Event of Default. All payments received from the Company or otherwise on account of the Obligations and amounts held or realized by the Collateral Agent (including any amounts realized by the Collateral Agent from the exercise of any remedies pursuant to Article IV of any Mortgage or other Security Document), in each case after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Collateral Agent as part of the Collateral, shall be promptly distributed by the Collateral Agent in accordance with the following:
First,	(i)	so much of such payments or amounts as shall be required to reimburse the Agents for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues,
Term Loan Agreement

issues, products and profits of, the property included in the Collateral ) incurred by the Agents (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Agents or any other Secured Party in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default to the extent such Agent or such Secured Party is entitled to reimbursement under any Loan Document shall be applied by the Collateral Agent as between itself and the Secured Parties in reimbursement of such expenses and any other expenses for which the Collateral Agent or the Secured Parties are entitled to reimbursement under any Loan Document, and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

(ii)	after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal of all Loans, and the accrued but unpaid interest and other amounts due thereon, and Breakage Costs, if any, with respect to the Loans and all other Obligations to the date of distribution, shall be distributed to the Lenders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal of all Loans held by each Lender plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid principal of all Loans held by all such Lenders, plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution; and

Second,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Company.
          (c) Payments by Administrative Agent to Lenders. Each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in the same funds as received, for account of such Lender’s Applicable Lending Office.
          (d) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due and payable hereunder, such funds shall be applied (i) first, to pay any amounts then due and payable to each Agent in their respective capacities as such, (ii) then, to pay interest then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due and payable to such parties, (iii) then, to pay fees then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees then due and payable to such parties, (iv) then, to pay principal then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due and payable to such parties, and (v) then, to pay other amounts then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of such other amounts then due and payable to such parties.
Term Loan Agreement

          (e) Non-Business Days. If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
          4.02. Pro Rata Treatment. Except to the extent otherwise expressly provided herein, (a) the Loans shall be made, pro rata according to the respective amounts of the Commitments; (b) each payment or prepayment of principal of the Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on the Loans and fees hereunder shall be made for account of the Lenders pro rata in accordance with the respective amounts of interest on the Loans or fees hereunder, as applicable, then due and payable to them.
          4.03. Computations. Interest on the Loans and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
          4.04. Notices. Each notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the date three Business Days prior to the date of prepayment. The Notice of Borrowing shall specify the amount to be borrowed and the Closing Date, and each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.
          4.05. Non-Receipt of Funds by the Administrative Agent.
          (a) Funding By Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available at such time in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Company until the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Company, a rate per annum equal to the sum of (x) the Federal Funds Rate plus (y) the Applicable Margin minus (z) 1.0% per annum. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in the Borrowing. Any payment by the Company shall be without
Term Loan Agreement

prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          (b) Payments by Company. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from the date such amount is distributed to it until the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          4.06. Set-Off; Sharing of Payments.
          (a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. Each Lender agrees promptly to notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 4.06(a) are in addition to other rights and remedies (including other rights of set-off) that such Lender and its Affiliates may have.
          (b) Sharing Among Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the amount of its Loan and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
Term Loan Agreement

     (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (y) the provisions of this subsection shall not be construed to apply to (I) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (II) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to an assignee or Participant, other than to the Company or any Affiliate thereof (as to which the provisions of this subsection shall apply).
The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
          (c) Exercise of Rights Not Required. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.
          SECTION 5. YIELD PROTECTION, ETC.
          5.01. Increased Costs.
          (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or
     (ii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or the Loan of such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining its Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. This Section 5.01(a) shall not apply to matters covered by Section 5.05.
          (b) Capital Requirements. If any Lender determines that any Change in Law, or following any Permitted Lease to a Permitted Foreign Air Carrier, any requirement stipulated by the Basel Committee on Banking Regulations and Supervisory Practices attributable to such Permitted Lease, affecting such Lender or any lending office of such Lender or such Lender’s
Term Loan Agreement

holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loan of such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law or such Permitted Lease (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Company of the Change in Law or Permitted Lease giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).
          5.02. Substitute Basis. If, on or prior to the first day of any Interest Period (an “Affected Interest Period”):
     (a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank Eurodollar market, the “LIBO Rate” cannot be determined pursuant to the definition thereof, or
     (b) the Majority Lenders determine and notify the Administrative Agent that the relevant rates of interest referred to in the definition of “LIBO Rate” in Section 1.01 upon the basis of which the rate of interest for Loans for such Affected Interest Period is to be determined will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Affected Interest Period, the Administrative Agent shall give notice thereof (a “Rate Determination Notice”) to the Company and the Lenders as soon as practicable thereafter. If such notice is given, during the thirty-day period following such Rate Determination Notice (the “Negotiation Period”) the Administrative Agent and the Company shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of the Majority Lenders) for the Loans which shall reflect the cost to the Lenders of funding their Loans from alternative sources (a “Substitute Basis”), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of the LIBO Rate to all Interest Periods
Term Loan Agreement

commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply. If a Substitute Basis is not agreed upon during the Negotiation Period, the Company may elect to prepay the Loans pursuant to Section 3.03; provided, however, that if the Company does not elect so to prepay, each Lender shall determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount) the rate basis reflecting the cost to such Lender of funding its Loan for the Interest Period commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply, and such rate basis shall be binding upon the Company and such Lender and shall apply in lieu of the LIBO Rate for the relevant Interest Period.
          5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that any Change in Law shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain its Loan (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) following which (a) such Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain its Loan hereunder and (b) if such Change in Law shall so mandate, such Lender’s Loan shall be prepaid by the Company, together with accrued and unpaid interest thereon and all other amounts payable by the Company under this Agreement, on or before such date as shall be mandated by such Change in Law.
          5.04. Break-Funding. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts (if any) as shall be sufficient to compensate it for any loss, cost or expense that such Lender determines is attributable to:
     (a) any prepayment of its Loan for any reason on a date other than the last day of an Interest Period; or
     (b) the failure by the Company for any reason (including the failure of any of the conditions precedent specified in Section 6 to be satisfied) to make the Borrowing on the date specified in the Notice of Borrowing given pursuant to Section 2.02, or to prepay any Loan in accordance with a notice of prepayment under Section 3.03.
Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 5.04, which certificate shall be conclusive and binding on the Company in the absence of manifest error.
          5.05. Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes,
Term Loan Agreement

provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes or Other Taxes (including deductions for Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section) each Agent and each Lender receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes that arise from any payment made by it under, or otherwise with respect to, any Loan Document to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Company. The Company shall indemnify each Agent and each Lender, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) attributable to the Company under any Loan Document and paid by such Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Collateral Agent (in each case with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Collateral Agent, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Forms. Any Lender that is not resident for tax purposes in the jurisdiction in which the Company is resident for such purposes and is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, to the extent legally able to do so, use reasonable efforts to deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate; provided that nothing herein shall obligate any Lender to disclose any confidential information in connection therewith.
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          5.06. Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Applicable Lending Office. If any Lender requests compensation under Section 5.01, or requires the Company to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.05, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or 5.05, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by each Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.05, then the Company may, at its sole expense and effort, upon written three Business Days notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04), all of its interests, rights and obligations under this Agreement and the Notes to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (i) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 12.04;
     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees, including increased costs due pursuant to Section 5.01, any additional amounts due under Section 5.06 and all other amounts payable to it hereunder and under its Note (including any amounts under Section 5.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
     (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.05, such assignment will result in a reduction in such compensation or payments thereafter; and
     (iv) such assignment does not conflict with applicable law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
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          SECTION 6. CONDITIONS PRECEDENT.
          6.01. Conditions to Closing. The effectiveness of Section 2.01 shall be subject to the conditions precedent that (a) the Closing Date shall have occurred on or before May 9, 2008, (b) no applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the transactions contemplated hereby, and (c) the Administrative Agent shall have received the following documents, each of which shall be in form and substance satisfactory to the Administrative Agent:
     (i) Agreement. This Agreement, duly executed and delivered by the Company and each of the other parties hereto.
     (ii) Security Documents. The Security Documents with respect to each Aircraft, duly executed and delivered by the Company and the Collateral Agent.
     (iii) Consent and Agreement. A Consent and Agreement and Engine Consent and Agreement for each Aircraft.
     (iv) Bills of Sale. Copies of the Bills of Sale for each Aircraft.
     (v) Broker’s Report. The broker’s report and insurance certificate required by Section E of Annex B of each Mortgage.
     (vi) Fees. Evidence of payment by the Company of all documented fees and expenses of the Agents and of the expenses then due and payable under the Fee Letter or under Section 12.02, including the reasonable fees and expenses of counsel to each Agent, in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the making of the Loans.
     (vii) Opinions of Counsel.
     (A) An opinion, dated the Closing Date, of Vinson & Elkins L.L.P., special counsel to the Company, in substantially the form of Exhibit C-1.
     (B) An opinion, dated the Closing Date, of the in-house counsel of the Company, in substantially the form of Exhibit C-2.
     (C) An opinion, dated the Closing Date, of DeBee Gilchrist, P.C., special Oklahoma counsel to the Agents, in substantially the form of Exhibit C-3.
     (D) An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in substantially the form of Exhibit C-4.
     (viii) Corporate Documents. (A) a copy of the articles of incorporation and by-laws of the Company and resolutions of the board of directors of the Company and/or the
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executive committee thereof, in each case certified as of the Closing Date, by the Secretary or an Assistant Secretary of the Company, duly authorizing the execution, delivery and performance by the Company of the Loan Documents to which it is party required to be executed and delivered by the Company on or prior to the Closing Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of the Company as to the person or persons authorized to execute and deliver the Loan Documents on behalf of the Company.
     (ix) Officer’s Certificate. If this Agreement is executed and delivered prior to the Closing Date, an Officer’s Certificate of the Company, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date).
     (x) Financing Statements. A copy of the Financing Statements.
     (xi) Certificate of Airworthiness. A copy of a current, valid Standard Certificate of Airworthiness for each Aircraft duly issued by the FAA.
     (xii) Other Documents. Such other documents relating hereto as the Administrative Agent or any Lender shall reasonably request.
          6.02. Additional Conditions to Borrowing. The obligation of each Lender to make its Loan is also subject to further conditions precedent that the Administrative Agent shall have received the Notes, if any, in accordance with Section 2.06 and that both immediately prior to the making of such Loan and after giving effect thereto and to the intended use thereof:
     (a) no Default or Event of Default shall have occurred and be continuing;
     (b) the representations and warranties made by the Company in each of the Loan Documents shall be true on and as of the Closing Date and immediately after giving effect to the application of the proceeds of the Borrowing with the same force and effect as if made on and as of such date;
     (c) on the Closing Date, there has been no Material Adverse Change;
     (d) no action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby; and
     (e) all appropriate action, including all actions specified in Section 7.06, required to have been taken prior to the Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all
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orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.
The giving of the Notice of Borrowing shall constitute a certification by the Company to the effect that the conditions set forth in this Section 6.02 have been fulfilled (both as of the date of the Notice of Borrowing and, unless the Company otherwise notifies the Administrative Agent prior to the Closing Date). The Administrative Agent shall be entitled to assume that the conditions specified in clause (b) of Section 6.01 have been fulfilled unless it receives written notice to the contrary from any Lender or the Lead Arranger prior to the Closing Date.
          SECTION 7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agents and the Lenders that:
          7.01. Organization Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Texas and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Loan Documents to which it is party. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to the Company.
          7.02. Corporate Authorization. The Company has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its articles of incorporation or by-laws) to authorize the execution and delivery of each of the Loan Documents to which it is party, and the performance of its obligations thereunder.
          7.03. No Violation. The execution and delivery by the Company of the Loan Documents to which it is party, the performance by the Company of its obligations thereunder and the consummation by the Company on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the articles of incorporation or by-laws of the Company, (b) violate any Law applicable to or binding on the Company or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to the Company), or result in the creation of any Lien (other than Permitted Liens) upon the Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Company is a party or by which the Company or any of its properties is bound.
          7.04. Approvals. The execution and delivery by the Company of the Loan Documents to which the Company is a party, the performance by the Company of its obligations thereunder and the consummation by the Company on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Indebtedness of the
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Company and (b) any Governmental Authority, other than the filing of (x) the FAA Filed Documents and the Financing Statements (and continuation statements periodically), (y) the registration of the International Interest of the Collateral Agent in the Airframe and Engines with the International Registry and (z) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.
          7.05. Valid and Binding Agreements. The Loan Documents to which the Company is a party have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
          7.06. Registration and Recordation. Except for (a) the filing for recordation (and recordation) of the FAA Filed Documents, (b) the registration of the International Interest of the Collateral Agent in the Airframe and Engines with the International Registry, (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), and (d) the affixation of the nameplates referred to in the Mortgages, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect Collateral Agent’s security interest in any Collateral as against the Company and any other Person, in each case, in any applicable jurisdictions in the United States.
          7.07. Company’s Location. The Company’s location (as such term is used in Section 9-307 of the UCC) is Texas. The full and correct legal name and mailing address of the Company, are correctly set forth in Section 11.01. Its organizational ID is 23294100.
          7.08. No Event of Loss. No Event of Loss has occurred with respect to any Aircraft, and, to the Actual Knowledge of the Company, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to any Aircraft.
          7.09. Regulation.
          (a) The Company is a Citizen of the United States and a U.S. Certificated Air Carrier.
          (b) Company holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to the Company.
          (c) Company is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
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          7.10. Financial Statements; Material Adverse Change.
          (a) Financial Statements. The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the three month period ended March 31, 2008, in each case as filed with the SEC, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and results of operations, changes in stockholders’ equity and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved.
          (b) No Material Adverse Change. On the Closing Date, no Material Adverse Change has occurred or is reasonably expected to occur.
          7.11. No Actions or Proceedings.
          (a) Litigation. There is no litigation, investigation or proceeding pending or, to the best of the Company’s knowledge, threatened by or before any Governmental Authority or arbitrator that (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 1 hereto.
          (b) Environmental Matters. The operations and Property of the Company comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.
          7.12. Taxes. The Company has filed all material tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required in accordance with GAAP.
          7.13. ERISA. The Company is in compliance in all material respects with ERISA and the rules and regulations thereunder. The Company has no material unfunded vested liability under any Plan.
          7.14. Ownership of Properties.
          (a) Property Generally. Company has good title to, or valid leasehold interests in, all its real and personal property material to its business, and has good title to its equity interests in each of its respective Subsidiaries. With respect to the Collateral, Company is the sole owner of (and holds good title to) such Collateral, subject only to Permitted Liens.
          (b) Intellectual Property. Company owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business except to the extent that the failure to own or license such intellectual property could not reasonably be expected to have a Material Adverse Effect, and, to the Actual Knowledge of
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the Company the use thereof by Company does not infringe upon the rights of any other Person except where such infringement could not reasonably be expected to have a Material Adverse Effect.
          7.15. Use of Proceeds. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, or buying or carrying “margin stock” within the meaning of Regulation U, and no part of the proceeds of the Loans will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any such “margin stock”.
          7.16. Cape Town. The Company is a Transacting User Entity; is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of each Airframe and Engine. The Aircraft Bill of Sale for each Airframe and Engines constitutes a “contract of sale” (as defined in the Cape Town Treaty), and the applicable Mortgage, as supplemented by each Mortgage Supplement in which such Airframe and Engines are listed, creates an International Interest in such Airframe and Engines. Each Airframe and Engine are “aircraft objects” (as defined in the Cape Town Treaty); and the United States is a Contracting State under the Cape Town Treaty.
          7.17. Section 1110. Upon consummation of the Closing, the Collateral Agent will be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Aircraft as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Company is a debtor.
          SECTION 8. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Agents that, so long as any Loan is outstanding and until payment in full of all amounts payable by the Company hereunder and under the other Loan Documents:
          8.01. Corporate Existence, Etc. The Company will (a) preserve and maintain its corporate existence, except as permitted by Section 8.08, and (b) remain a U.S. Certificated Air Carrier.
          8.02. Notice of Change of Location. The Company will give the Agents timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 3.07(a) of the Mortgage as a result of such relocation.
          8.03. Certain Assurances.
          (a) The Company shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Collateral Agent shall reasonably request for accomplishing the purposes of this Agreement and the other Loan Documents, provided that any instrument or other document so
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executed by Company will not expand any obligations or limit any rights of Company in respect of the transactions contemplated by any Loan Document.
          (b) The Company shall promptly take such action with respect to the recording, filing, re-recording and refiling of each Mortgage, as shall be necessary to continue the perfection and priority of the Lien created by such Mortgage and the other Security Documents.
          (c) The Company, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Company, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by the Collateral Agent, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).
          (d) If any Aircraft has been registered in a country other than the United States pursuant to the applicable Mortgage, the Company will furnish to Collateral Agent annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Collateral Agent stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Loan Documents and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by such Mortgage, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.
          (e) Promptly after the occurrence of a Event of Default resulting from the failure of the Company to make payments on a Principal Payment Date and on every Principal Payment Date while the Event of Default shall be continuing, the Company will, at the Administrative Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Administrative Agent a statement setting forth the following information with respect to each Aircraft: (A) whether such Aircraft is currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the Mortgage).
          8.04. Financial Statements, Etc. The Company will provide to the Administrative Agent for distribution to the Lenders:
     (a) within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2008,a copy of the Form 10-K (excluding exhibits) filed by the Company with the SEC for such fiscal year (or in lieu of such copy an e-mail notice that such report has been filed with the SEC and providing a web site address at which such report may be accessed), or, if no such Form 10-K was so filed, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by
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the Company’s independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP;
     (b) within 90 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the Form 10-Q (excluding exhibits) filed by the Company with the SEC for such quarterly period (or in lieu of such copy an e-mail notice that such report has been filed with the SEC and providing a web site address at which such report may be accessed), or, if no such Form 10-Q was so filed, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under clause (i) above, a certificate of an officer of the Company certifying as to whether the Company has Actual Knowledge that a Default or an Event of Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and
     (d) promptly following any request therefor, such other nonconfidential information regarding the Collateral, the operations, business affairs and financial condition of the Company or compliance with the terms of the Loan Documents, as the Collateral Agent or any Lender may reasonably request.
          8.05. Keeping of Books; Visitation Rights. The Company will (a) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP and (b) permit representatives of any Lender or Agent, during normal business hours, at their own cost and expense (provided that, if a Default or Event of Default has occurred and is continuing the Company shall indemnify each Lender and each Agent for such costs and expenses) and following reasonable notice (provided that, if a Default or Event of Default has occurred and is continuing, no such notice shall be required), to examine, copy and make extracts from its books and records, and to discuss its business and affairs with its officers and accountants, to the extent reasonably requested by such Lender or such Agent, as the case may be.
          8.06. Compliance with Laws. The Company will, and will cause each of its Material Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including Environmental Laws) of Governmental Authorities, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP or the failure of compliance would not result in a Material Adverse Effect.
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          8.07. Negative Pledge. The Company will not create, assume or suffer to exist any Lien on any Collateral, whether now owned or hereafter acquired by it, except Permitted Liens.
          8.08. Mergers, Consolidations.
          (a) Company shall not consolidate with or merge into any other Person under circumstances in which Company is not the surviving Person, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:
     (i) such Person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such Person will be a U.S. Certificated Air Carrier if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 with respect to each Aircraft;
     (ii) with respect to each Aircraft, such Person executes and delivers to Collateral Agent a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Collateral Agent, containing an effective assumption by such Person of the due and punctual performance and observance of each covenant, agreement and condition in the Loan Documents to be performed or observed by Company;
     (iii) with respect to each Aircraft, if the Aircraft is, at the time, registered with the FAA, such Person makes such filings and recordings with the FAA pursuant to the Act or if the Aircraft is, at the time, not registered with FAA, such Person makes such filings and recordings with the applicable Aviation Authority as shall be necessary to evidence such consolidation or merger; and such Person makes such filings and recordings, if any, with the International Registry, to reflect such change as may be necessary.
     (iv) immediately after giving effect to such transaction no Special Default or Event of Default shall have occurred and be continuing.
          (b) Upon any such consolidation or merger of Company with or into, or the conveyance, transfer or lease by the Company of all or substantially all of its assets to, any Person in accordance with this Section 8.08, such Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Loan Documents with the same effect as if such Person had been named as “the Company” therein. In the event of any such conveyance, transfer or lease, the Company or any successor Person that shall have become such in the manner prescribed in this Section 8.08 shall be released and discharged from its liability in respect of the Mortgages and the other Loan Documents.
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          SECTION 9. EVENTS OF DEFAULT. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:
     (a) The Company shall fail to make any payment of principal of or interest on the Loan payable by it to any Lender hereunder or any other Loan Document, when due and such failure shall continue for a period of five Business Days after the same shall have become due hereunder or thereunder; or.
     (b) The Company shall fail to pay any other amount payable hereunder or under any other Loan Document when due and such failure shall continue for a period of five Business Days after receipt by the Company of written notice that such payment is overdue given to the Company by any Agent or any Lender; or
     (c) Any representation or warranty made by the Company herein or in the certificate delivered under Section 6.01 shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Lenders) for a period in excess of 60 days from and after the date of written notice thereof from an Agent or any Lender; or
     (d) The Company shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Aircraft, Airframe or any Engine in accordance with the provisions of Section 3.06 of the applicable Mortgage; or
     (e) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed and such failure shall remain unremedied for a period of 60 days after written notice of such failure shall have been given to the Company by an Agent or any Lender; or
     (f) The Company or any Material Subsidiary shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its Property, or the Company or any Material Subsidiary shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Company or any Material Subsidiary shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Company or any Material Subsidiary shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Company’s or any Material Subsidiary’s board of directors shall adopt a resolution authorizing any of the foregoing; or
     (g) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or
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liquidator of the Company or any Material Subsidiary or of substantially all of its or its Material Subsidiary’s Property, or substantially all of the Property of the Company or any Material Subsidiary shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or a petition against the Company or any Material Subsidiary in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or any Material Subsidiary or of substantially all of its or its Material Subsidiary’s Property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days; or
     (h) the Company shall cease to be a U.S. Certificated Air Carrier as a result of the revocation of the Company’s air carrier operating certificate or such operating certificate shall have been suspended and such suspension shall not have been terminated within a period of 30 days thereafter; or
     (i) the validity or enforceability of any Loan Document shall be contested by the Company or any Related Party of the Company or the validity, perfection or priority of the Liens created by the Security Documents shall be contested by the Company or any Related Party; or
     (j) the Liens created by the Security Documents shall at any time not constitute a valid and first-priority perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Secured Parties to secure the Obligations, free and clear of all other Liens (other than Permitted Liens) or, except for termination or expiration in accordance with its terms or termination in accordance herewith, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, and in each case, the same remains unremedied for a period of 5 Business Days after written notice of such failure shall have been given to the Company by an Agent or any Lender;
then, if an Event of Default referred to in clause (f) or (g) of this Section 9 shall have occurred and be continuing, and in every such case, the principal of the Loan then outstanding, together with interest accrued but unpaid thereon and all other amounts owing to the Agents and any Lender hereunder or under any other Loan Document, shall immediately and without further act become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company and, if any other Event of Default shall have occurred and be continuing, then the Administrative Agent shall, upon request of the Majority Lenders, by notice to the Company, declare the unpaid principal of the Loan then outstanding, together with interest accrued but unpaid thereon and all other amounts due to the Agents and any Lender hereunder or under any other Loan Document, to be forthwith due and payable, whereupon the Loan, all such interest and all other amounts shall become and be forthwith due
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and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. In addition to any other remedies available to the Agents and the Lenders under the Loan Documents or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case, the Collateral Agent, acting at the direction of the Majority Lenders, may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in the Security Documents.
          SECTION 10. THE AGENTS.
          10.01. Appointment and Authority; Certain Collateral Agent Actions.
          (a) Appointment and Authority. Each of the Lenders hereby appoints each Agent to act on its behalf as the Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Agents and the Lenders, and the Company shall have no rights as a third party beneficiary of any of such provisions.
          (b) Certain Collateral Agent Actions.
     (i) Before the Collateral Agent acts or refrains from acting, it may, in the absence of instructions from the Administrative Agent, require an officer’s certificate of the Company and/or an opinion of counsel satisfactory to the Collateral Agent with respect to the proposed action or inaction. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Whenever in the administration of any Loan Document the Collateral Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering or omitting to take any act hereunder or under any of the other Loan Documents, such matter (unless other evidence in respect thereof be herein or therein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by a certificate of an officer of the Company delivered to the Collateral Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent, shall be full warrant to the Collateral Agent for any action taken, suffered or omitted to be taken by it under the provisions of any Loan Document upon the faith thereof.
     (ii) In each case that the Collateral Agent may or is required hereunder or under any other Loan Document to take any action, including to make any determination or judgment, to give consents, to exercise rights, remedies, powers or privileges, to release or sell collateral or otherwise to act hereunder or under any other Loan Document, the Collateral Agent may seek direction from the Administrative Agent. The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from the Administrative Agent. If the Collateral Agent shall request direction from the Administrative Agent with respect to
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any action, the Collateral Agent shall be entitled to refrain from such action unless and until such Collateral Agent shall have received direction from the Administrative Agent, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. So long as an Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall promptly send to each Lender a copy of any written communications received from the Collateral Agent by it during such period.
          10.02. Rights as a Lender.
          (a) Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
          (b) Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agents’ Group”) is engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 10.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Company or their respective Affiliates. Furthermore, the Agents’ Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Company and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Company or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Company or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agents’ Group may receive or otherwise obtain information concerning the Company or its Affiliates (including information concerning the ability of the Company to perform its obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agents’ Group. Neither Agent nor any other member of the Agents’ Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Company or any Affiliate of the Company) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders.
          (c) Each Lender further understands that there may be situations where members of the Agents’ Group or their respective customers (including the Company and its Affiliates) either now have or may in the future have interests or take actions that may conflict
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with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of the Agents’ Group is or shall be required to restrict its activities as a result of any Person serving as an Agent being a member of the Agents’ Group, and that each member of the Agents’ Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agents’ Group of information (including Information) concerning the Company or their Affiliates (including information concerning the ability of the Company to perform their respective obligations hereunder and under the other Loan Documents) or (iii) any other matter, shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by either Agent or any member of the Agents’ Group to any Lender including any such duty that would prevent or restrict the Agents’ Group from acting on behalf of customers (including the Company or its Affiliates) or for its own account.
          10.03. Duties of Agents; Exculpatory Provisions.
          (a) The Agents’ duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent shall be required to take any action that, in its good faith opinion or in the opinion of its counsel, may expose such Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.
          (b) Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in the Loan Documents, including Sections 9 or 12.03) or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until the Company or any Lender shall have given notice to such Agent describing such Default or Event of Default.
          (c) Neither Agent nor any member of the Agents’ Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, any other Loan Document or the Information Memorandum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any
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other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Mortgage and Security Agreement or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          (d) Nothing in this Agreement or any other Loan Document shall require either Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to each Agent that such Lender is solely responsible for any such checks such Lender is required to carry out and that such Lender may not rely on any statement in relation to such checks made by such Agent or any of its Related Parties.
          10.04. Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by such Agent to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by such Agent to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loans that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer of such Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of the Loans and, in the case of the Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the Borrowing. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by such Agent, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          10.05. Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent who shall use reasonable care in the selection and appointment of such sub-agent(s). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of each Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Section 10 and Section 12.02 (as though such sub-agents were an “Agent” under the Loan Documents) as if set forth in full herein with respect thereto.
          10.06. Resignation of Agents. Each Agent may at any time give notice of its resignation to the Lenders and the Company and either Agent may be removed at any time with or without cause by the Majority Lenders,. Upon receipt of any such notice of resignation or removal, the Majority Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so
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appointed by the Majority Lenders and shall have accepted such appointment within 60 days after the retiring Agent gives notice of its resignation or the Majority Lenders’ removal of the retiring Agent (such 60-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Company and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation or removal, which effective date shall be no earlier than three Business Days after the date of such notice, provided that any resignation of the Collateral Agent shall not become effective until appropriate steps have been taken in order to preserve the Collateral. Upon the resignation or removal effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation or removal shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Loan Documents and (ii) if the retiring Agent is the Administrative Agent, all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, remedies, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 12.02 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
          10.07. Non-Reliance on Agents or Other Lenders.
          (a) Each Lender confirms to each Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on such Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its Loan hereunder and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its Loan hereunder and under the other Loan Documents is suitable and appropriate for it.
          (b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon
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either Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon either Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
     (i) the financial condition, status and capitalization of the Company;
     (ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;
     (iii) determining compliance or non-compliance with any condition hereunder to the making of its Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;
     (iv) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information delivered by either Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.
          10.08. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Bookrunners, Arrangers, the Documentation Agent or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or as a Lender hereunder.
          SECTION 11. NOTICES, COMMUNICATIONS, CONFIDENTIALITY AND TREATMENT OF INFORMATION.
          11.01. Notices.
          (a) All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing in the English language, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:
          (i)    if to the Company, to it at
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   Southwest Airlines Co.
   2702 Love Field Drive
   P.O. Box 36611
   Dallas, Texas 75235-1611
   Attention: Treasurer
   Telecopier No.: (214)792-4022
     (ii)   if to the Administrative Agent, to it at
   Citibank, N.A.
   Global Loans Agency Group
   1516 Brett Road
   New Castle, DE 19720
   Attention of: Greg Victor
   Telecopier No.: 212-994-0961
   E-Mail Address: Gregory.Victor@citi.com
     (iii)   if to the Collateral Agent, to it at
   Citibank, N.A.
   Global Loans Agency Group
   1516 Brett Road
   New Castle, DE 19720
   Attention of: Greg Victor
   Telecopier No.: 212-994-0961
   E-Mail Address: Gregory.Victor@citi.com
     (iv) if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire;
or at such other address as shall be notified in writing (x) in the case of the Company, the Administrative Agent and the Collateral Agent, to the other parties and (y) in the case of all other parties, to the Company and the Administrative Agent.
          (b) All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 11.02 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Persons being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information,
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compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a); provided that notices and communications to the Administrative Agent pursuant to Section 2 or Section 10 shall not be effective until received by the Administrative Agent.
          (c) Notwithstanding clauses (a) and (b) (unless the Administrative Agent requests that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Company shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Company. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to the Company in any manner authorized in this Agreement or to request that the Company effect delivery in such manner.
          11.02. Posting of Approved Electronic Communications.
          (a) Each of the Lenders and the Company agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
          (b) The Company hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Loan Agreement prior to the scheduled date herefor, (iii) relates to any Default or Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Loan Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citi.com. In addition, the Company agrees to continue to provide the Communications to the Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
          (c) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by
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the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and the Company hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
          (d) THE APPROVED ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE COMPANY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
          (e) The Administrative Agent agrees that the receipt of the Approved Electronic Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Approved Electronic Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Approved Electronic Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to
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time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
          (f) Each of the Lenders and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
          (g) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
          11.03. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below) for a period of two years after the final payment of all amounts due hereunder, except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document, any action or proceeding relating to this Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which either Agent or any Lender or any of its Affiliates may be a party, (f) subject to an agreement containing or incorporating provisions substantially the same as those of this Section 11.03, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations hereunder or under the other Loan Documents or by reference to this Agreement or payments hereunder or under the other Loan Documents, (iii) any rating agency when required by it, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Company. For purposes of this Section 11, “Information” means all information received from the Company, other than any such information that is available to either Agent or any Lender on a nonconfidential basis prior to disclosure by the Company, provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.03 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to
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maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          11.04. Treatment of Information.
          (a) Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to the Company or their securities (“Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender acknowledges that United States Federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the such issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Administrative Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Lender, by participating in any conversations or other interactions with a Lender or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Related Parties be responsible or liable in any way for any decision a Lender may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender has or has not limited its access to Restricting Information, such Lender’s policies or procedures regarding the safeguarding of material, non-public information or such Lender’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to the Company or such Lender or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender.
          (b) The Company agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lenders whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 11.03) with respect to the Company or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lenders and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information”, and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information”. Neither the Administrative Agent nor any of
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its Related Parties shall be responsible for any statement or other designation by the Company regarding whether a Communication contains or does not contain material non-public information with respect to the Company or its securities nor shall the Administrative Agent or any of its Related Parties incur any liability to the Company, any Lender or any other Person for any action taken by the Administrative Agent or any of its Related Parties based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender that may decide not to take access to Restricting Information. Nothing in this Section 11.04 shall modify or limit a Lender’s obligations under Section 11.03 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.
          (c) Each Lender acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify the Administrative Agent from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.
          (d) Each Lender acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lenders generally. Each Lender that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lenders may have access to Restricting Information that is not available to such electing Lender. None of the Administrative Agent nor any Lender with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender or to use such Restricting Information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such Restricting Information.
          (e) The provisions of the foregoing clauses of this Section 11.04 are designed to assist each Agent, the Lenders and the Company, in complying with their respective contractual obligations and applicable law in circumstances where certain Lenders express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lenders hereunder or thereunder may contain Restricting Information. Neither Agent nor any of their respective Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does either Agent or any of its Related Parties warrant or make any other statement to the effect that the Company’s or Lender’s adherence to such provisions will be sufficient to ensure compliance by the Company or Lender with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lenders and the Company assumes the risks associated therewith.
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          SECTION 12. MISCELLANEOUS.
          12.01. No Waiver. No failure on the part of either Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          12.02. Expenses, Etc.
          (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its respective Affiliates (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent and DeBee Gilchrist, special Oklahoma counsel to the Agents), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Agents or any Lender (including the fees, charges and disbursements of any counsel for the Agents or any Lender) in connection with the enforcement or, during the continuance of an Event of Default, protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
          (b) Indemnification by the Company. The Company shall indemnify each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by the Company, or any Environmental Liability related in any way to the Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company and regardless of whether any Indemnitee is a party thereto, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted (a) primarily from such Indemnitee’s gross negligence or willful misconduct or (b) from a breach of any obligation of such Indemnitee to lend to the Company pursuant to this Agreement; provided, that if it is
Term Loan Agreement

finally determined in such judicial proceeding that any claim, damage, loss, liability or expense of an Indemnitee has resulted from either its breach of its obligation to lend or its gross negligence or willful misconduct, then such Indemnitee shall repay to the Company such portion of any amount previously paid by the Company under this Section 12.02(b) that is attributable to expenses incurred in relation to the act or omission of such Indemnified Person that is the subject of such finding.
          (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to either Agent or any Related Party thereof, each Lender severally agrees to pay to such Agent or such Related Party, as the case may be, pro rata in accordance with such Lender’s Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against either Agent in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent in connection with such capacity.
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto agrees that it will not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
          (e) Payments. All amounts due under this Section shall be payable not later than ten days after demand therefor.
          12.03. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that (a) no modification, supplement or waiver shall (i) increase or extend the term of the Commitment of any Lender without the consent of such Lender, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, or reduce the amount of any such payment of principal, without the consent of each Lender adversely affected thereby or (iii) reduce the rate at which interest is payable on such principal or any fee is payable hereunder without the consent of each Lender adversely affected thereby, (b) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or the Administrative Agent acting with the consent of all of the Lenders, (i) release any Property covered by any Security Document, except in connection with Dispositions permitted hereunder or as otherwise provided herein or in the Security Documents, (ii) alter the terms of this Section 12.03, (iii) modify Section 2.05 or (iv) modify the definition of the term “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or
Term Loan Agreement

to modify any provision hereof and (c) any modification or supplement of Section 10, or of any of the rights or duties of an Agent hereunder, shall require the consent of such Agent.
          12.04. Successors and Assigns.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 12.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 12.04 or (iii) by way of pledge or assignment of a security interest pursuant to paragraph (e) of this Section 12.04 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 12.04 and, to the extent expressly contemplated hereby, the respective Related Parties of each Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in clause (A) above, the amount of the Commitment (which for this purpose includes the Loan outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
Term Loan Agreement

     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) above and as set forth below:
     (A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) any Default or Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is in connection with the primary syndication of the Loans (as determined by the Administrative Agent in its sole discretion); and
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and tax form as required under Section 5.05.
     (v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company’s Affiliates.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 12.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement except for its obligations under Section 11.03 (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5 and 12.02 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 12.04.
Term Loan Agreement

          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Company, each Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, each Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest, or (v) release any Property covered by any Security Document, except in connection with Dispositions permitted hereunder or as otherwise provided herein or in the Security Documents. Subject to the last sentence of this paragraph (d), the Company agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 12.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.06(a) as though it were a Lender, provided that such Participant agrees to be subject to Section 4.06(b) as though it were a Lender.
          A Participant shall not be entitled to receive any greater payment under Sections 5.01 or 5.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.
          (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any Note to secure obligations
Term Loan Agreement

of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          12.05. Survival. The obligations of the Company under Sections 5.01, 5.04, 5.05 and 12.02, and the obligations of the Lenders under Sections 11.03 and 12.02, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitment or Loan hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty.
          12.06. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          12.07. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
          12.08. Governing Law; Jurisdiction, Service of Process and Venue.
          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
          (b) Submission to Jurisdiction. The Company irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any applicable appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Company or its Property in the courts of any jurisdiction.
Term Loan Agreement

          (c) Service of Process. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 11.01, such service to become effective 30 days after such mailing.
          (d) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of either Agent or any Lender to serve any such process or summonses in any other manner permitted by applicable law.
          (e) Waiver of Venue, Etc. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          12.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE NOTES BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          12.10. Waiver of Immunity. To the extent that the Company may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.
          12.11. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Agent, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in
Term Loan Agreement

accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Agent, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Agent on subsequent payment dates to the extent not exceeding the legal limitation.
          12.12. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
          12.13. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
          12.14. No Fiduciary Relationship. The Company acknowledges that neither the Lenders nor the Agents have any fiduciary relationship with, or fiduciary duty to, the Company arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between each Lender and the Company is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.
          12.15. USA PATRIOT Act and Know Your Customer Requirements.
          (a) Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the USA PATRIOT Act.
          (b) If the Agent or any Lender is required to comply with any “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
Term Loan Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE COMPANY SOUTHWEST AIRLINES CO.
By	/s/ Scott Topping
	Name:	Scott Topping
	Title:	Vice President Treasurer
Term Loan Agreement

ADMINISTRATIVE AGENT CITIBANK, N.A., as Administrative Agent
By	/s/ James J. McCarthy
	Name:	James J. McCarthy
	Title:	Managing Director and Vice President
Term Loan Agreement

COLLATERAL AGENT CITIBANK, N.A., as Collateral Agent
By	/s/ James J. McCarthy
	Name:	James J. McCarthy
	Title:	Managing Director and Vice President

Term Loan Agreement

LENDERS Commerzbank AG, New York and Grand Cayman Branches
By	/s/ Edward C.A. Forsberg, Jr.
	Name:	Edward C.A. Forsberg, Jr.
	Title:	Senior Vice President & Manager

By	/s/ Peter Wesemeier
	Name:	Peter Wesemeier
	Title:	Assistant Treasurer

DekaBank Deutsche Girozentrale
By	/s/ Angelika Beyer
	Name:	Angelika Beyer
	Title:	Executive Director

By	/s/ Carsten Grote
	Name:	Carsten Grote
	Title:	Assistant Vice President

Norddeutsche Landesbank Girozentrale
By	/s/ Brauns
	Name:	Brauns
	Title:	SVP

By	/s/ Gruenke
	Name:	Gruenke
	Title:	VP
Term Loan Agreement

Landesbank Baden-Wurttemberg
By	/s/ Nanette Bubik
	Name:	Nanette Bubik
	Title:	VP

By	/s/ Christian Bezner
	Name:	Christian Bezner
	Title:	VP

Landesbank Hessen-Thuringen
By	/s/ Kai Dormann
	Name:	Kai Dormann
Title:

By	/s/ Dr. Christian Remaklus
	Name:	Dr. Christian Remaklus
	Title:	SVP

BNP Paribas
By	/s/ Thibaud Genin
	Name:	Thibaud Genin
	Title:	Vice President Transportation Group — Aviation Finance

By	/s/ Robert Papas
	Name:	Robert Papas
	Title:	Director Transportation Group — Aviation Finance

ING Bank N.V.
By	/s/ Ben Dijkhuizen
	Name:	Ben Dijkhuizen
	Title:	Director

By	/s/ Vitomira Stambolova
	Name:	Vitomira Stambolova
	Title:	Director
Term Loan Agreement

ANNEX 1
Commitments

Lender	Final Allocation

Commerzbank	$150,000,000.00

DekaBank	$100,000,000.00

Norddeutsche Landesbank Girozentrale	$100,000,000.00

Landesbank Baden-Wurttemberg	$75,000,000.00

Landesbank Hessen-Thüringen	$75,000,000.00

BNP Paribas	$50,000,000.00

ING Bank N.V.	$50,000,000.00
Annex 1 to Term Loan Agreement

SCHEDULE 1
Litigation
None.
Schedule 1 to Term Loan Agreement

SCHEDULE 2
Appraised Value

Aircraft				Engine Serial		Registration
No.	MSN	Delivery	Model	Numbers		Numbers	Appraised Value

1	32503	Jun-2006	B737-700	892892	892894	N240WN	$37,223,000
2	32505	Jun-2006	B737-700	892914	892915	N242WN	$37,227,000
3	32504	Jun-2006	B737-700	892907	892908	N241WN	$37,240,000
4	34863	Jun-2006	B737-700	892922	892923	N243WN	$37,240,000
5	36612	Sept-2007	B737-700	894912	894913	N293WN	$40,523,000
6	32540	Oct-2007	B737-700	894914	894915	N294WN	$40,607,000
7	36613	Oct-2007	B737-700	895954	894963	N296WN	$40,653,000
8	32541	Oct-2007	B737-700	894955	895891	N295WN	$40,660,000
9	32542	Oct-2007	B737-700	894843	894942	N297WN	$40,667,000
10	36614	Nov-2007	B737-700	897105	896119	N299WN	$40,777,000
11	32543	Nov-2007	B737-700	896110	896111	N298WN	$40,793,000
12	32544	Dec-2007	B737-700	896145	896148	N900WN	$40,870,000
13	36887	Jan-2008	B737-700	896243	896236	N906WN	$41,950,000
14	36619	Feb-2008	B737-700	896252	896270	N907WN	$42,020,000
15	36620	Feb-2008	B737-700	897244	896280	N908WN	$42,020,000
16	36618	Feb-2008	B737-700	896323	896324	N910WN	$42,020,000
17	32458	Feb-2008	B737-700	897245	896317	N909WN	$42,020,000
18	36621	Mar-2008	B737-700	896343	896348	N912WN	$42,090,000
19	36622	Mar-2008	B737-700	897293	896337	N914WN	$42,090,000
20	29840	Mar-2008	B737-700	896354	896355	N913WN	$42,090,000
21	36888	Mar-2008	B737-700	896364	896365	N915WN	$42,090,000

							$852,870,000

Schedule 2 to Term Loan Agreement

SCHEDULE 3
Permitted Countries

Argentina	Luxembourg
Aruba	Malaysia
Australia	Malta
Austria	Mexico
Bahamas	Netherlands
Belgium	Netherlands Antilles
Bolivia	New Zealand
Brazil	Norway
Canada	Paraguay
Chile	People’s Republic of China
Czech Republic	Peru
Denmark	Philippines
Egypt	Poland
Ecuador	Portugal
Finland	Republic of China (Taiwan)
France	Singapore
Germany	South Africa
Greece	South Korea
Hungary	Spain
Iceland	Sweden
India	Switzerland
Indonesia	Thailand
Ireland	Trinidad and Tobago
Italy	United Kingdom
Japan
Schedule 3 to Term Loan Agreement

SCHEDULE 4

Payment
Date	Balance	Amortizations
05/09/08	$600,000,000
08/09/08	592,630,996	$7,369,004
11/09/08	585,162,087	7,468,909
02/09/09	577,591,918	7,570,169
05/09/09	569,919,117	7,672,801
08/09/09	562,142,291	7,776,826
11/09/09	554,260,032	7,882,259
02/09/10	546,270,908	7,989,124
05/09/10	538,173,472	8,097,436
08/09/10	529,966,255	8,207,217
11/09/10	521,647,769	8,318,486
02/09/11	513,216,505	8,431,264
05/09/11	504,670,933	8,545,572
08/09/11	496,009,506	8,661,427
11/09/11	487,230,651	8,778,855
02/09/12	478,332,776	8,897,875
05/09/12	469,314,269	9,018,507
08/09/12	460,173,494	9,140,775
11/09/12	450,908,792	9,264,702
02/09/13	441,518,484	9,390,308
05/09/13	432,000,867	9,517,617
08/09/13	422,354,215	9,646,652
11/09/13	412,576,778	9,777,437
02/09/14	402,666,784	9,909,994
05/09/14	392,622,435	10,044,349
08/09/14	382,441,910	10,180,525
11/09/14	372,123,362	10,318,548
02/09/15	361,664,921	10,458,441
05/09/15	351,064,689	10,600,232
08/09/15	340,320,745	10,743,944
11/09/15	329,431,140	10,889,605
02/09/16	318,393,898	11,037,242
05/09/16	307,207,020	11,186,878
08/09/16	295,868,475	11,338,545
11/09/16	284,376,208	11,492,267
02/09/17	272,728,135	11,648,073
05/09/17	260,922,143	11,805,992
08/09/17	248,956,091	11,966,052
11/09/17	236,827,809	12,128,282
02/09/18	224,535,098	12,292,711
05/09/18	212,075,729	12,459,369
08/09/18	199,447,442	12,628,287
11/09/18	186,647,947	12,799,495
02/09/19	173,674,922	12,973,025
05/09/19	160,526,016	13,148,906
08/09/19	147,198,844	13,327,172
11/09/19	133,690,988	13,507,856
02/09/20	120,000,000	13,690,988
05/09/20	$0	$120,000,000

Schedule 4 to Term Loan Agreement

EXHIBIT A
[FORM OF NOTICE OF BORROWING]
NOTICE OF BORROWING
____________ ___, 2008
Citibank, N.A., as Administrative
  Agent for the Lenders parties to the Loan
  Agreement referred to below
Ladies and Gentlemen:
          The undersigned refers to the Term Loan Agreement dated as May 6, 2008 (as amended, supplemented or otherwise modified, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent and Collateral Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Loan Agreement, that the undersigned hereby wishes to make the Borrowing, and in that connection sets forth below the information relating to the Borrowing:
(i)	The Business Day of the Borrowing is _________ ___, 2008.

(ii)	The aggregate amount of the Borrowing is $_________.

(iii)	The proceeds of the Loans are to be remitted by the Administrative Agent to [specify account information].
     [To induce each of the Lenders to make Loans under the Loan Agreement notwithstanding that the Loan Agreement has not yet become effective, we hereby agree to compensate each Lender for any loss, cost and expense attributable to the failure of such Loans to be borrowed on _________, 2008 for any reason (other than a breach by such Lender of its obligations to make such Loans), such compensation to be in the amount, and determined in the manner, contemplated by Section 5.04 of the Loan Agreement (and to be made as if the Loan Agreement had become effective).]1
     The undersigned hereby certifies that the conditions precedent set forth in clauses (a)-(e) of Section 6.02 of the Loan Agreement have been fulfilled as of the date hereof, and that the representations and warranties of the Company in each of the Loan Documents are true on the date hereof and will be true as of the date of the Borrowing and immediately after giving effect

[1]	To be included if the funding and effectiveness of the Loan Agreement will be on the same date.
Form of Notice of Borrowing

to the application of the proceeds of the Borrowing with the same force and effect as if made on and as of each such date.

Very truly yours, SOUTHWEST AIRLINES CO.
By
Name:
Title:

Form of Notice of Borrowing

EXHIBIT B

MORTGAGE AND SECURITY AGREEMENT
dated as of May 9, 2008
between
SOUTHWEST AIRLINES CO.,
Debtor
and
CITIBANK, N.A.,
Collateral Agent

COVERING
ONE BOEING 737-700 AIRCRAFT
BEARING U.S. REGISTRATION MARK N[                    ]
AND MANUFACTURER’S SERIAL NO. [                    ]

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TABLE OF CONTENTS
(continued)

ANNEX A	—	Defined Terms
ANNEX B	—	Insurance
ANNEX C	—	Foreign Registration

EXHIBIT A	—	Form of Mortgage Supplement

MORTGAGE AND SECURITY AGREEMENT [MSN]
     MORTGAGE AND SECURITY AGREEMENT [___] dated as of May 9, 2008 (this “Mortgage”), between SOUTHWEST AIRLINES CO., a Texas corporation (the “Company”), and CITIBANK, N.A., a national banking association, as Collateral Agent (the “Collateral Agent”).
WITNESSETH:
     WHEREAS, pursuant to the terms and conditions of that certain Term Loan Agreement dated as of the date hereof (the “Loan Agreement”) among the Company, Citibank, N.A., as the Administrative Agent, the Collateral Agent and the lenders party thereto from time to time (the “Lenders”), the Lenders have agreed to make term loans (the “Loans”) to the Company;
     WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Collateral Agent for the benefit of the Lenders and other Secured Parties a first priority perfected security interest in the MSN [___] Collateral (as defined below) in accordance with the terms hereof, as security for the Loans and all other Secured Obligations; and
     WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;
     NOW, THEREFORE, the Company and the Collateral Agent agree as follows:
ARTICLE I
DEFINITIONS
     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Section 1.01 of the Loan Agreement or Annex A hereto, as the case may be.
ARTICLE II
GRANT OF SECURITY INTEREST
     Section 2.1 Grant of Security Interest. In order to secure the payment and performance of the Secured Obligations from time to time outstanding according to their tenor and effect and to secure the performance and observance by the Company of all the agreements, covenants and provisions contained herein and in the other Loan Documents for the benefit of the Secured Parties, and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Secured Parties, a first priority security interest (and, in the case of the Airframe and each Engine, an International Interest) in, and mortgage lien on, all right, title and

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interest of the Company in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “MSN [___] Collateral”), to wit:
          a. The Airframe which is one Boeing 737-700 aircraft with the FAA Registration number of N[___] and the manufacturer’s serial number of [___] and two Engines, each of which Engines is a CFM International, Inc. CFM56-7B jet propulsion aircraft engine with at least 1750 lb. of thrust, with the manufacturer’s serial numbers of [___] and [___] (such Airframe and Engines more particularly described in the Mortgage Supplement executed and delivered as provided herein) as the same are now and will hereafter be constituted, whether now owned by the Company or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;
          b. The Purchase Agreement and the Bills of Sale to the extent the same relate to continuing rights of the Company in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Company, however, all of the Company’s other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Company in respect of such provisions (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Company is or may be entitled to do in respect of such provisions (subject to such reservation), subject, with respect to the Purchase Agreement, to the terms and conditions of the Consent and Agreement and the Engine Consent and Agreement;
          c. All proceeds with respect to the requisition of title to or use of the Aircraft, the Airframe or any Engine by any Government Entity or from the sale or other disposition of the Aircraft, Airframe, any Engine or other property described in any of these Granting Clauses by the Collateral Agent pursuant to the terms of this Mortgage, and all insurance proceeds with respect to the Aircraft, Airframe, any Engine or part thereof, but excluding any insurance maintained by the Company and not required under Section 3.06;
          d. Each Permitted Lease assignment and each assigned Permitted Lease (to the extent assigned under such Permitted Lease assignment), and including, without limitation, all rents or other payments of any kind made under such assigned Permitted Lease (to the extent assigned under such Permitted Lease assignment);

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          e. All monies and securities from time to time deposited or required to be deposited with the Collateral Agent by or for the account of the Company pursuant to any terms of this Mortgage held or required to be held by the Collateral Agent hereunder; and
          f. All proceeds of the foregoing.
     PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) each of the Secured Parties shall not (and shall not permit any of its Affiliates or other Person claiming by, through or under it to) take or cause to be taken any action contrary to the Company’s rights set forth herein and in the Loan Agreement to the quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom without hindrance and (b) the Company shall have the right, to the exclusion of the Collateral Agent and the other Secured Parties, with respect to the Purchase Agreement, to exercise in the Company’s name all rights and powers of the buyer under the Purchase Agreement (other than to amend, modify or waive any of the warranties or indemnities contained therein and assigned hereunder, except in the exercise of the Company’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Collateral Agent shall not enter into any amendment of the Purchase Agreement which would increase the obligations of the Company thereunder.
     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (6) inclusive above, subject to the terms and provisions set forth in this Mortgage.
     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Pledged Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Secured Parties shall have no obligation or liability under the Pledged Agreements by reason of or arising out of the assignment hereunder, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to the Pledged Agreements, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     The Company does hereby constitute the Collateral Agent the true and lawful attorney of the Company, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Company or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Agreements, and all other property which now or hereafter constitutes part of the MSN [___] Collateral, to endorse any checks or other

3

instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises; provided that the Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.
     The Company agrees that at any time and from time to time, upon the written request of the Collateral Agent, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Collateral Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Collateral Agent the full benefits of the assignment hereunder and of the rights and powers herein granted.
ARTICLE III
COVENANTS OF THE COMPANY
     Section 3.1 Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Company’s interest in the MSN [___] Collateral, except Permitted Liens. The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.
     Section 3.2 Possession, Operation and Use, Maintenance, Registration and Markings.
          (a) General. Except as otherwise expressly provided herein, the Company shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, any Engine or any Part in any lawful manner or place in accordance with the Company’s business judgment.
          (b) Possession. The Company, without the prior consent of the Collateral Agent, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that the Company may, without such prior written consent of the Collateral Agent:
          (i) Subject or permit any Permitted Lessee to subject (i) the Airframe to normal interchange agreements and (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by the Company or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if the Company’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and the Company shall comply with Section 3.04(e) in respect thereof;
          (ii) Deliver or permit any Permitted Lessee to deliver possession of the Aircraft, Airframe, any Engine or Part (x) to the Airframe Manufacturer, the Engine Manufacturer, the manufacturer thereof or to any third-party maintenance provider for

4

testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or Part, or, to the extent required or permitted by Section 3.04, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);
          (iii) Install or permit any Permitted Lessee to install any Engine on an airframe owned by the Company or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to such Engine, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.02(b)(i);
          (iv) Install or permit any Permitted Lessee to install any Engine on an airframe leased to the Company or such Permitted Lessee, or owned by the Company or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) the Company or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage;
          (v) Install or permit any Permitted Lessee to install any Engine on an airframe leased to the Company or such Permitted Lessee or owned by the Company or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Company shall comply with Section 3.04(e) in respect thereof;
          (vi) Transfer or permit any Permitted Lessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event the Company shall promptly notify the Collateral Agent in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;
          (vii) Enter into a charter or Wet Lease or other similar arrangement with respect to the Aircraft, or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Company’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

5

          (viii) So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to the Aircraft, Airframe or any Engine to any Permitted Air Carrier that both is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and does not then have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person or any other Person approved in writing by the Collateral Agent; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains normal diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) the Company shall have furnished the Collateral Agent and the Lenders a favorable opinion reasonably acceptable to the Collateral Agent (acting upon instruction of the Majority Lenders) of reputable counsel in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction (subject to customary exceptions), (w) it is not necessary for the Collateral Agent or any Lender to register or qualify to do business in such country, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) the Collateral Agent’s Lien in respect of, such Aircraft, Airframe and Engine will be recognized as a first priority (subject to Permitted Liens) security interest and enforceable in such jurisdiction (including the Collateral Agent’s right to repossess the Aircraft), (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, Airframe or Engine in the event of the requisition by such government of such title (unless the Company shall provide insurance in the amounts required with respect to hull insurance under this Mortgage covering the requisition of title to such Aircraft, Airframe or Engine by the government of such jurisdiction so long as such Aircraft, Airframe or Engine is subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Mortgage is enforceable against such Permitted Air Carrier under applicable law (subject to customary exceptions); provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 3.02(b) (other than by a transfer of any Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Mortgage, (2) the Company shall remain primarily liable for the performance of all of the terms of this Mortgage and all the terms and conditions of this Mortgage and the other Loan Documents shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 3.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 3.02(e), or result in the maintenance, operation or use thereof except in compliance with Sections 3.02(c) and 3.02(d) or (y) permit any action not permitted to the Company hereunder.
          In the case of any lease permitted under this Section 3.02(b), the Company will include in such lease appropriate provisions which (s) make such lease expressly subject and subordinate to all of the terms of this Mortgage, including the rights of the Collateral Agent to avoid such lease in the exercise of its rights to repossession of the Airframe or any Engine hereunder; (t) require the Permitted Lessee to comply with the terms of Section 3.06; (u) require

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that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Company’s possession and use provided in this Mortgage. No lease permitted under this Section 3.02(b) shall be entered into unless (w) the Company shall provide written notice to the Collateral Agent (such notice in the event of a lease to a U.S. Certificated Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease); (x) the Company shall furnish to the Collateral Agent evidence reasonably satisfactory to the Collateral Agent that the insurance required by Section 3.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of the Collateral Agent in the Aircraft, Airframe and Engines; and (z) the Company shall reimburse the Agents and the Lenders for all of their respective reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel for the Collateral Agent and of one counsel for all of the Lenders, incurred by them in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under this Mortgage, the Company may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Company would be entitled to exercise under Sections 3.02 and 3.04, and may cause a Permitted Lessee to perform any or all of the Company’s obligations under Article III, and the Collateral Agent agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Company.
          The Collateral Agent hereby agrees, each other Secured Party by execution of the Loan Agreement or an “Assignment and Assumption” thereunder agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, the Company or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that Collateral Agent, each other Secured Party, and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.
          (c) Operation and Use. So long as the Aircraft, Airframe or an Engine is subject to the Lien of this Mortgage, the Company shall not (or permit any Permitted Lessee to) operate, use or locate such Aircraft, Airframe or Engine, or allow such Aircraft, Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 3.06, except in the case of a requisition by the U.S. Government where the Company obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 3.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 3.06 by war risk insurance, or in either case unless such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as the Company diligently and in good faith proceeds to remove the Aircraft, Airframe or such Engine from such area. So

7

long as the Aircraft, Airframe or an Engine is subject to the Lien of this Mortgage, the Company shall not permit such Aircraft, Airframe or Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe, or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to such Aircraft, Airframe or Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by the Company or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Aircraft, Airframe or Engine, any material risk of criminal liability or material civil penalty against the Collateral Agent or any other Secured Party or impair the Collateral Agent’s security interest in such Aircraft, Airframe or Engine.
          (d) Maintenance and Repair. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Mortgage, the Company shall cause the Aircraft, Airframe and each Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA or the central aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom for the Aircraft, Airframe and Engines, so as to (A) keep the Aircraft, the Airframe and each Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and (B) keep such Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of such Aircraft, except in any such case during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft unless such grounding by the FAA or Aviation Authority was caused by the failure of the Company to maintain, service, repair and overhaul such Aircraft in the manner required hereby; and (ii) except during periods when a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards as the Company uses with respect to similar aircraft of similar size in its fleet operated by the Company in similar circumstances and, during any period in which a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit the Company’s obligations under the preceding clause (i)). The Company further agrees that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft, Airframe and Engines and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Company or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Aircraft, Airframe or Engine or the interest of the Collateral Agent therein, or any material risk of criminal liability or material civil penalty against the Collateral Agent or any

8

other Secured Party. The Company shall maintain or cause to be maintained the Aircraft Documents in the English language.
          (e) Registration. On or prior to the Closing Date, the Company shall cause the Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 3.02(e) at all times thereafter shall cause the Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be continuing, the Company may, by written notice to Collateral Agent, request to change the country of registration of the Aircraft. Any such change in registration shall be effected at the Company’s sole cost and expense, and only in compliance with, and subject to all of the conditions set forth in, Annex C hereto. Unless the Mortgage has been discharged, the Company shall also cause the Mortgage to be duly recorded and at all times maintained of record as a valid, first-priority perfected mortgage (subject to Permitted Liens) on the Company’s right, title and interest in the Aircraft, the Airframe and the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by the Collateral Agent to execute and deliver any necessary documents). Unless the Mortgage has been discharged, the Company shall cause the International Interest granted under this Mortgage in favor of the Collateral Agent in the Airframe and each Engine to be registered on the International Registry as an International Interest on the Airframe and each Engine, subject to the Collateral Agent providing its consent to the International Registry with respect thereto.
          (f) Markings. If permitted by applicable Law, on or reasonably promptly after the Closing Date, the Company will cause to be affixed to, and maintained in, the cockpit of the Aircraft and on each Engine, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of CITIBANK, N.A., not in its individual capacity but solely as the Collateral Agent.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, the Company shall promptly replace it with a placard complying with the requirements of this Section. If the Collateral Agent is replaced or its name is changed, the Company shall replace such placards with new placards reflecting the correct name of the Collateral Agent promptly after the Company receives notice of such replacement or change and, if resulting from a replacement by the Lenders of the Collateral Agent not for cause, advancement from the Lenders of its reasonable costs of making such replacement.
     Section 3.3 Inspection.
          (a) At all reasonable times, so long as the Aircraft is subject to the Lien of this Mortgage, the Secured Parties and their respective authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing, then such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or such Permitted Lessee.
          (b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of

9

the Aircraft, and no such inspection shall interfere with the Company’s or any Permitted Lessee’s maintenance and operation of the Aircraft.
          (c) With respect to such rights of inspection, no Secured Party shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.
          (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 3.03(a)) provided that all such expenses incurred while an Event of Default shall have occurred shall be paid by the Company.
     Section 3.4 Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines.
          (a) Replacement of Parts. Except as otherwise provided herein, so long as the Airframe or an Engine is subject to the Lien of this Mortgage, the Company, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Company may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 3.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).
          (b) Parts Subject to Lien. Except as otherwise provided herein, any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as provided in Section 3.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Collateral Agent and shall no longer be deemed a Part hereunder and (ii) such replacement part shall become subject to this Mortgage and be deemed part of such Airframe or any Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

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          (c) Pooling of Parts. Any Part removed from the Airframe or any Engine may be subjected by the Company or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Company or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Sections 3.04(a) and 3.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Company or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft, Airframe or any Engine a further replacement part owned by the Company free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with Section 3.04(b).
          (d) Alterations, Modifications and Additions. The Company shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft; provided, however, that the Company or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Collateral Agent’s interest in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft or the interest of the Collateral Agent therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Collateral Agent or any other Secured Party. In addition, the Company, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine (each an “Optional Modification”) as the Company or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Company deems are obsolete or no longer suitable or appropriate for use in the Airframe or such Engine ; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility or useful life of the Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by the Mortgage immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of the Aircraft. All Parts incorporated or installed in or attached to the Airframe or any Engine as the result of any alteration, modification or addition effected by the Company shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Mortgage; provided that the Company or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from the Airframe or such Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally

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incorporated or installed in or attached to the Airframe or such Engine at the time of original delivery thereof by the manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 3.02(d) or the first sentence of this Section 3.04(d) and (iii) such Part can be removed from the Airframe or such Engine without materially diminishing the fair market value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such removal not been effected by the Company, assuming the Aircraft was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to the Airframe or such Engine. Upon the removal by the Company of any such Removable Part or obsolete Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Collateral Agent and such Removable Part or obsolete Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by (and subject to Liens thereunder in favor of) third parties other than the Collateral Agent.
          (e) Substitution of Engines. Upon the occurrence of an Event of Loss with respect to any Engine under circumstances in which such Event of Loss has not occurred with respect to the Airframe, the Company shall promptly (and in any event within 15 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. Whether or not an Event of Loss with respect to any Engine has occurred, the Company shall have the right at its option at any time so long as no Special Default or Event of Default is continuing, on at least 5 Business Days’ prior notice to the Collateral Agent, to substitute, and if an Event of Loss shall have occurred with respect to any Engine under circumstances in which an Event of Loss has not occurred with respect to the Airframe, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Collateral Agent and the Lien of this Mortgage and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Mortgage for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine (i) shall be manufactured by the Engine Manufacturer of the Engine being replaced, (ii) shall be of the same model as the Engine to be replaced thereby, or an improved model, that is suitable for installation and use on the Airframe and is compatible with the other Engine, (iii) shall have a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Mortgage) and (iv) at the time of substitution, shall be free and clear of all Liens except Permitted Liens. The Company’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Company’s sole cost and expense, and the Collateral Agent agrees to cooperate with the Company to the extent necessary to enable it to timely satisfy such conditions:
          (i) an executed counterpart (or, in the case of subclause (B) below, a photocopy) of each of the following documents shall be delivered to the Collateral Agent:
          (A) a Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the

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Aircraft of which such Engine is a part is registered in accordance with Section 3.02(e), as the case may be;
          (B) a full warranty bill of sale (as to title), covering the Replacement Engine, executed by the former owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent); and
          (C) UCC financing statements covering the security interests created by this Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Airframe may be registered) as are deemed necessary or desirable by counsel for the Collateral Agent or the Lenders to protect the security interests of the Collateral Agent in the Replacement Engine;
          (ii) the Company shall have furnished to the Collateral Agent and the Lenders an opinion of counsel from counsel reasonably satisfactory to the Collateral Agent to the effect that (A) the Lien of this Mortgage is in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 3.06 with respect to such Replacement Engine as Collateral Agent shall reasonably request;
          (iii) the Company shall have furnished to the Collateral Agent an opinion of the Company’s aviation law counsel reasonably satisfactory to the Collateral Agent and addressed to the Collateral Agent and the Lenders as to the due filing for recordation of the Mortgage Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Airframe is registered in accordance with Section 3.02(e), as the case may be, the registration with the International Registry of (i) the International Interest granted under such Mortgage Supplement with respect to such Replacement Engine) and (ii) if the bill of sale referred to in clause (i)(B) above constitutes a “contract of sale” under the Cape Town Treaty, such contract of sale with respect to such Replacement Engine; and
          (iv) the Company shall have furnished to the Collateral Agent and the Lenders a certificate of a qualified aircraft engineer (who may be an employee of the Company) certifying that such Replacement Engine has a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Mortgage).
     Upon satisfaction of all conditions to such substitution, (x) the Collateral Agent shall, at the cost and expense of the Company, execute and deliver to the Company such documents and instruments, prepared by the Company at the Company’s expense, as the Company shall reasonably request to evidence the release of such replaced Engine from the Lien of this Mortgage and procure the discharge of the International Interest granted under this Mortgage in the replaced Engine, (y) the Collateral Agent shall assign to the Company all claims it may have

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against any other Person relating to any Event of Loss giving rise to such substitution, if applicable, and (z) the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b) or are subject to Section 3.05(f)) and, subject to Section 3.05(f), proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 3.05(d).
     Section 3.5 Loss, Destruction or Requisition.
          (a) Event of Loss With Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe, the Company shall promptly upon obtaining knowledge of such Event of Loss (and in any event within 10 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. The Company shall, within 45 days after such occurrence, give the Collateral Agent written notice of the Company’s election to either replace the Airframe as provided under Section 3.05(a)(i) (provided that the Company shall be required to make a prepayment and shall not be allowed to replace the Airframe if at the time such replacement would otherwise be made, a Special Default shall have occurred and be continuing) or to make payment in respect of such Event of Loss as provided under Section 3.03(b) of the Loan Agreement (it being agreed that if the Company shall not have given the Collateral Agent such notice of such election within the above specified time period, the Company shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 3.05(a)(ii)):
          (i) if the Company elects to replace the Airframe, the Company shall, subject to the satisfaction of the conditions contained in Section 3.05(c), as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Mortgage, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor (which Replacement Engine shall meet all of the requirements of the fourth sentence of Section 3.04(e)), such Replacement Airframe to be of a year of manufacture no earlier than the year of manufacture of the Airframe subject to replacement, and shall be free and clear of all Liens except Permitted Liens; provided that if the Company shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or
          (ii) if the Company elects to make a payment in respect of such Event of Loss of the Airframe, the Company shall pay the outstanding Allocable Loan Amount for such Aircraft in accordance with Section 3.03(b) of the Loan Agreement on a date on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of the Company’s election under Section 3.05(a) to make payment under this Section 3.05(a)(ii)); and upon such payment, the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Mortgage the Airframe and the Engines, by executing and delivering to the Company all documents and

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instruments, prepared by the Company at the Company’s expense, as the Company may reasonably request to evidence such release.
          (b) Effect of Replacement. Should the Company have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 3.05(a)(i), (i) the Lien of this Mortgage shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Mortgage the replaced Airframe and Engines, if any, by executing and delivering to the Company such documents and instruments, as the Company may reasonably request to evidence such release; and (iii) the Collateral Agent shall assign to the Company all claims the Collateral Agent may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Section 3.05(d).
          (c) Conditions to Airframe and Engine Replacement. The Company’s right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 3.05(a)(i) shall be subject to the fulfillment, at the Company’s sole cost and expense, in addition to the conditions contained in such Section 3.05(a)(i), of the following conditions:
          (i) on the date when the Replacement Airframe and Replacement Engines, if any, are subjected to the Lien of this Mortgage (such date being referred to in this Section 3.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Collateral Agent:
          (A) a Mortgage Supplement covering the Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 3.02(e), as the case may be;
          (B) an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe executed by the former owner thereof in favor of the Company;
          (C) a full warranty (as to title) bill of sale, covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Collateral Agent); and

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          (D) UCC financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 3.02(e)) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Airframe and Replacement Engines created by the Mortgage, if any;
          (ii) the Replacement Airframe and Replacement Engines, if any, shall be of the same model as the Airframe or Engines, as the case may be, or an improved model of such airframe or engines of the manufacturer thereof, shall have a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this Mortgage);
          (iii) the Collateral Agent (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 3.06 with respect to the Replacement Airframe and Replacement Engines, if any;
          (iv) on the Replacement Closing Date, (A) the Company shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this Mortgage free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Mortgage, (C) application for registration of the Replacement Airframe in accordance with Section 3.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Company shall have authority to operate the Replacement Airframe and (D) International Interest of this Mortgage with respect to the Replacement Airframe and the Replacement Engines, if any, shall have been registered with the International Registry and, if the bill of sale referred to in (i)(C) above constitutes a “contract of sale” under the Cape Town Convention, such contrast of sale with respect to the Replacement Airframe and the Replacement Engines, if any, shall have been registered with the International Registry;
          (v) the Collateral Agent and the Lenders at the expense of the Company, shall have received (A) an opinion of counsel, addressed to the Collateral Agent and the Lenders, to the effect that the Replacement Airframe and Replacement Engine(s), if any, has or have duly been made subject to the Lien of this Mortgage, and the Collateral Agent will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Collateral Agent, and (B) an opinion of Company’s aviation law counsel reasonably satisfactory to and addressed to Collateral Agent as to the due registration of any such Replacement Airframe and the due filing for recordation of each Mortgage Supplement with respect to such Replacement Airframe or Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in

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which the Replacement Airframe is to be registered in accordance with Section 3.02(e), as the case may be, and the registrations with the International Registry of the interests specified in clause (iv)(D) above with respect to the Replacement Airframe and Replacement Engines, if any; and
          (vi) the Company shall have furnished to the Collateral Agent a certificate of a qualified aircraft engineer (who may be an employee of the Company) certifying that the Replacement Airframe and Replacement Engines, if any, have a value, and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this Mortgage).
          (d) Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by the Collateral Agent or the Company from any Government Entity or any other Person in respect of any Event of Loss shall be held by, or (unless the Company shall be entitled to retain such amounts as provided below) paid over to, the Collateral Agent and will be applied as follows:
          (i) If such amounts are received with respect to the Airframe, and an Engine installed on the Airframe at the time of such Event of Loss, upon compliance by the Company with the applicable terms of Section 3.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company;
          (ii) If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time the Airframe suffers an Event of Loss), upon compliance by the Company with the applicable terms of Section 3.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company; and
          (iii) If such amounts are received, in whole or in part, with respect to the Airframe, and the Company makes, has made or is deemed to have made the election set forth in Section 3.05(a)(ii), such amounts shall be applied as follows:
     first, if the sum described in Section 3.05(a)(ii) has not then been paid in full by the Company, such amounts shall be applied by the Collateral Agent to the extent necessary to pay in full such sum; and
     second, the remainder, if any, shall be paid to the Company.
          (e) Requisition for Use. In the event of a requisition for use by any Government Entity of the Airframe and the Engines, if any, or engines installed on the Airframe while the Airframe is subject to the Lien of this Mortgage, the Company shall promptly notify the Collateral Agent of such requisition and all of the Company’s obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided that the Company’s obligations under this

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Section 3.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 3.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 3.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Collateral Agent or the Company or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Authority of such Engine (but not the Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 3.04(e) and any payments received by the Collateral Agent or the Company from such Government Authority with respect to such requisition shall be paid over to, or retained by, the Company.
          (f) Certain Payments to be Held As Security. Any amount referred to in this Section 3.05 or Section 3.06 which is payable or creditable to, or retainable by, the Company shall not be paid or credited to, or retained by the Company if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Collateral Agent as security for the obligations of the Company under this Mortgage and the Loan Documents, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.01 shall to the extent not theretofore applied as provided herein, be paid over to the Company.
     Section 3.6 Insurance.
          (a) Obligation to Insure. The Company shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.
          (b) Insurance for Own Account. Nothing in Section 3.06 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Annex B with higher coverage than those specified in Annex B, or (b) the Collateral Agent or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.06 and Annex B.
          (c) Indemnification by Government in Lieu of Insurance. The Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Collateral Agent, other Government Authority, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Company (or any Permitted Lessee) may continue to maintain, in accordance with this Section 3.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.06.
          (d) Application of Insurance Proceeds. As between the Company and the Collateral Agent, all insurance proceeds received as a result of the occurrence of an Event of

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Loss with respect to the Aircraft or any Engine under policies required to be maintained by the Company pursuant to this Section 3.06 will be applied in accordance with Section 3.05(d) and subject to Section 3.05(f). All proceeds of insurance required to be maintained by the Company, in accordance with Section 3.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine shall be paid over to the Company or the Collateral Agent, as the case may be, as provided in Section B of Annex B and will be applied in payment (or to reimburse the Company) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, the Company.
     Section 3.7 Filings; Change of Office.
          (a) The Company, at its sole cost and expense, will cause the FAA Filed Documents with respect to the Aircraft and Financing Statements with respect to the Aircraft, and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Company, or change in its state of incorporation) in respect of such Financing Statements, to be prepared and duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to such FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).
          (b) The Company will give the Collateral Agent timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of any change of its location (as such term is used in Section 9-307 of the UCC) from its then present location and will promptly take any action required by Section 3.07(a) as a result of such relocation.
ARTICLE IV
REMEDIES
     Section 4.1 Remedies. If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Collateral Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the UCC and the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Company and all persons claiming under it wholly or partly therefrom; provided, that the Collateral Agent shall give the Company ten days’ prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Collateral Agent may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale, and may pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Company wherever the MSN [___] Collateral may be or is supposed to be and search for the MSN [___] Collateral and take possession of and remove the MSN [___] Collateral. In addition, Collateral Agent and each of the Secured Parties shall have a right after the occurrence and during the continuance of an Event of Default to inspect the

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Aircraft and Aircraft Documents in accordance with Section 3.03, and the Company shall bear the reasonable costs thereof, notwithstanding Section 3.03(d), except for an inspection during the Section 1110 Period.
     Section 4.2 Return of Aircraft, Etc.
          (a) If an Event of Default shall have occurred and be continuing and the unpaid principal amount of the Loans then outstanding, together with interest accrued thereon, all Breakage Costs, if any, have become due and payable in accordance with Section 9 of the Loan Agreement, at the request of the Collateral Agent, the Company shall promptly execute and deliver to the Collateral Agent such instruments of title and other documents as the Collateral Agent may deem necessary or advisable to enable the Collateral Agent or an agent or representative designated by the Collateral Agent, at such time or times and place or places as the Collateral Agent may specify, to obtain possession of all or any part of the MSN [___] Collateral to which the Collateral Agent shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Collateral Agent, the Collateral Agent may obtain a judgment conferring on the Collateral Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Collateral Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent permitted by Law. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Mortgage.
          (b) Upon every such taking of possession, the Collateral Agent may, from time to time, at the expense of the Company, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the MSN [___] Collateral, as it may deem proper. In each such case, the Collateral Agent shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the MSN [___] Collateral and to exercise all rights and powers of the Company relating to the MSN [___] Collateral, as the Collateral Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the MSN [___] Collateral or any part thereof as the Collateral Agent may determine, and the Collateral Agent shall be entitled to collect and receive directly all rents, revenues and other proceeds of the MSN [___] Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the MSN [___] Collateral and of conducting the business thereof, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the MSN [___] Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of

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the Collateral Agent, and of all persons properly engaged and employed by the Collateral Agent with respect hereto.
          (c) To the extent permitted by applicable Law, the Collateral Agent and each other Secured Party may be a purchaser of the MSN [___] Collateral or any part thereof or any interest therein at any such sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Collateral Agent or any other Secured Party, upon any such purchase, shall acquire good title to the property so purchased, to the extent permitted by applicable Law, free of the Company’s rights of redemption.
          (d) Upon any sale of the MSN [___] Collateral or any part thereof or interest therein pursuant hereto, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the official making the sale by judicial proceeding or of the Collateral Agent shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obligated to see to the application thereof.
          (e) Any sale of the MSN [___] Collateral or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against the Company, after the expiration of the period, if any, during which such Person shall have the benefit of redemption laws which may not be waived as provided above.
          (f) Any sale or other conveyance of the Aircraft or any interest therein by the Collateral Agent made pursuant to the terms of this Mortgage shall bind the Company and the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Company and the other Secured Parties in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.
     Section 4.3 Remedies Cumulative. Each and every right, power and remedy given to the Collateral Agent specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.
     Section 4.4 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Company and the Collateral Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the MSN

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[    ] Collateral, and all rights, remedies and powers of the Company or the Collateral Agent shall continue as if no such proceedings had been instituted.
     Section 4.5 Appointment of Receiver. The Collateral Agent shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Collateral Agent or any successor or nominee thereof) for all or any part of the MSN [___] Collateral after the occurrence and during the continuance of an Event of Default, whether such receivership be incidental to a proposed sale of the MSN [___] Collateral or the taking of possession thereof or otherwise, and the Company hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the MSN [___] Collateral shall be entitled to exercise all the rights and powers of the Collateral Agent with respect to the MSN [___] Collateral.
     Section 4.6 The Collateral Agent Authorized to Execute Bills of Sale, Etc. The Company irrevocably appoints, while an Event of Default has occurred and is continuing, the Collateral Agent the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Collateral Agent or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Collateral Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.
     Section 4.7 Limitations Under CRAF. Notwithstanding the provisions of this Article IV, during any period that the Aircraft, Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 3.02(b)(vi) and in the possession of the U.S. Government, the Collateral Agent shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Company’s control under this Mortgage (or any Permitted Lessee’s control under any Permitted Lease) of the Aircraft, Airframe or such Engine, unless at least 30 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Collateral Agent or any other Secured Party by registered or certified mail to the Company (and any Permitted Lessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Company’s (or any Permitted Lessee’s) participation in CRAF with respect to the Aircraft, Airframe or such Engine.
ARTICLE V
RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS
     Section 5.1 Scheduled Payments. Each scheduled payment of principal on the Loans shall be applied in accordance with Section 3.01 of the Loan Agreement.

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     Section 5.2 Prepayment. Except as otherwise provided in Section 5.03 hereof, any payments received by the Collateral Agent as a result of a prepayment in connection with an Event of Loss with respect to the Airframe pursuant to Section 3.05(a)(ii) or a prepayment of some or all of the Loans in connection with a Disposition or otherwise at the option of the Company pursuant to the Loan Agreement shall be applied in accordance with Section 3.03(d) of the Loan Agreement.
     Section 5.3 Payments After Event of Default. Except as otherwise provided in Section 5.04 hereof, all payments received from the Company or otherwise on account of the Secured Obligations and amounts held or realized by the Collateral Agent (including any amounts realized by the Collateral Agent from the exercise of any remedies pursuant to Article IV hereof), in each case after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Collateral Agent as part of the Collateral, shall be applied in accordance with Section 4.01(b) of the Loan Agreement.
     Section 5.4 Certain Payments.
          (a) Any payments received by the Collateral Agent for which no provision as to the application thereof is made in this Mortgage and for which such provision is made in any other Loan Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Loan Document, as the case may be.
          (b) Notwithstanding anything to the contrary contained in this Article V, so long as no Event of Default is continuing, the Collateral Agent will distribute promptly upon receipt by it of any indemnity payment from the Company directly to the Person entitled thereto.
ARTICLE VI
DUTIES OF THE COLLATERAL AGENT
     Section 6.1 Notice of Event of Default; Action Upon Event of Default. If the Collateral Agent has Actual Knowledge of an Event of Default, the Collateral Agent shall promptly give notice of such Event of Default to the Secured Parties and to the Company by telegram, telecopy, or telephone (to be promptly confirmed in writing). The Collateral Agent shall take such action, or refrain from taking such action, with respect to such Event of Default (including with respect to the exercise of any rights or remedies hereunder), only as the Administrative Agent shall instruct the Collateral Agent in writing. For all purposes of this Mortgage, in the absence of Actual Knowledge, the Collateral Agent shall not be deemed to have knowledge of a Default, an Event of Default or an Event of Loss unless notified in writing by the Company or any other Secured Party.
     Section 6.2 Action Upon Instructions. Subject to the terms of this Article VI, upon the written instructions at any time of the Administrative Agent, the Collateral Agent shall promptly (i) give such notice, direction, consent, waiver or approval, or exercise such right, remedy or power hereunder in respect of all or any part of the MSN [___] Collateral, or (ii) take such other action in accordance with the terms hereof and the other Loan Documents as shall be specified in such instruction. The Collateral Agent will execute such continuation statements with respect to

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financing statements relating to the security interest created hereunder in the MSN [___] Collateral as the Administrative Agent may specify from time to time in written instructions, which instructions shall be accompanied by the form of continuation statement to be executed by the Collateral Agent, such continuation statement to be filed by either the Collateral Agent or the Company. The Collateral Agent shall not be liable to the Company with respect to any action taken or omitted to be taken by it hereunder, except for any actions or omissions constituting the gross negligence or willful misconduct of the Collateral Agent.
     Section 6.3 Indemnification. The Collateral Agent shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first two sentences thereof), Section 6.02 or Article IV or to take any action or refrain from taking any action at the direction or instructions of the Administrative Agent under any other Section hereof or under any other Loan Document unless it shall have received indemnification against any risks or costs incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs which may be incurred by it in connection therewith.
     Section 6.4 No Duties Except as Specified in Mortgage or Instructions. The Collateral Agent shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the MSN [___] Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Mortgage, except as expressly provided by the terms of this Mortgage or as expressly provided in written instructions received pursuant to the terms of Section 6.01 or 6.02; and no implied duties or obligations shall be read into this Mortgage or the other Loan Documents against the Collateral Agent.
     Section 6.5 No Action Except Under Mortgage or Instructions. The Collateral Agent agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with the Aircraft or other property constituting part of the MSN [___] Collateral except in accordance with the powers granted to, or the authority conferred upon, the Collateral Agent pursuant to this Mortgage and the other Loan Documents and in accordance with the express terms hereof and thereof.
     Section 6.6 Reports, Notices, Etc. The Collateral Agent will furnish to the Secured Parties, promptly upon receipt thereof, duplicates or copies of all reports, opinions, notices, requests, demands, certificates, financial statements and other instruments furnished to the Collateral Agent, to the extent that the same shall not have been otherwise furnished to the other Secured Parties pursuant to this Mortgage or any other Loan Document; provided, the failure of the Collateral Agent to furnish the other Secured Parties with such duplicates or copies shall not impair or affect the validity of any such report, opinion, notice, request, demand, certificate, financial statement or other instrument. The Collateral Agent’s sole responsibility with respect to such reports, opinions, notices, requests, demands, certificates, financial statements and other instruments shall be to furnish them to the other Secured Parties to the extent provided in this Section.
     Section 6.7 No Charges. The Collateral Agent agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the

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Company of funds to, through or by the Collateral Agent pursuant to any Loan Document, except as may be otherwise agreed in writing by the Company.
ARTICLE VII
THE COLLATERAL AGENT
     Section 7.1 Acceptance of Trusts and Duties. The Collateral Agent accepts the trusts and duties created pursuant to Section 10 of the Loan Agreement. The Collateral Agent shall have no liability hereunder or under any other Loan Document except as provided in Section 10 of the Loan Agreement.
     Section 7.2 Absence of Duties. Except in accordance with written instructions, requests or consents furnished pursuant to Sections 6.01, 6.02 or 8.01 and except as provided in, and without limiting the generality of, Section 6.04, the Collateral Agent shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of this Mortgage or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not the Company shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Company, (d) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Company’s covenants under this Mortgage with respect to the Aircraft or (e) to give any consent, make any election or determination or exercise any discretion, it being understood that, except as otherwise expressly provided herein, the duties of the Collateral Agent hereunder and under any other Loan Document shall be wholly ministerial in nature.
     Section 7.3 No Representations or Warranties as to the Aircraft or Documents. The Collateral Agent shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Mortgage, the Loans, any Notes, any Mortgage Supplement, any other Loan Document or any other document or instrument, or as to the correctness of any statement (other than a statement by the Collateral Agent) contained herein or therein.
     Section 7.4 No Segregation of Moneys; No Interest. Subject to Section 7.08, no moneys received by the Collateral Agent hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Collateral Agent, and, except as otherwise provided herein or as agreed in writing by the Collateral Agent, the Collateral Agent shall not be liable for any interest thereon; provided that any payments received or applied hereunder by the Collateral Agent shall be accounted for by the Collateral Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.
     Section 7.5 Reliance; Advice of Counsel. The Collateral Agent shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by the

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Collateral Agent to be genuine and reasonably believed by it to be signed by the proper party or parties as provided in Section 10.01(b) of the Loan Agreement.
     Section 7.6 Capacity in Which Acting. The Collateral Agent has entered into this Mortgage in its individual capacity.
     Section 7.7 Compensation and Reimbursement. The Company agrees:
          (a) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder or under any Loan Document as separately agreed between them; and
          (b) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Mortgage or any other Loan Document (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith.
     The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Collateral Agent and the termination of this Mortgage and are in addition to any provision in any other Loan Document relating to the subject matter thereof, which provision shall not be deemed to limit the obligations of the Company contained in this Section.
     Section 7.8 Investment of Security Funds. Any monies paid to or received by the Collateral Agent which are required to be paid to the Company or applied for the benefit of the Company, but which the Collateral Agent is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Special Default or an Event of Default), shall, until paid to the Company or applied as provided herein, be invested by the Collateral Agent at the written authorization and direction of the Company (except when a Special Default or an Event of Default has occurred and is continuing, during which time the Collateral Agent shall make the investment decisions) from time to time at the sole expense and risk of the Company in Cash Equivalents. All Cash Equivalents held by the Collateral Agent shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Collateral Agent or (b) held in an Eligible Account. There shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless a Special Default or an Event of Default shall have occurred and be continuing. The Collateral Agent shall not be liable for any loss relating to any Cash Equivalent made pursuant to this Section 7.08. The Company will promptly pay to the Collateral Agent, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

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ARTICLE VIII
SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
AND OTHER DOCUMENTS
     Section 8.1 Amendments. Except as set forth in Section 8.02, no amendment or modification hereof shall be effective unless signed by the Company and the Collateral Agent (at the written direction of the Administrative Agent).
     Section 8.2 No Request Necessary for Mortgage Supplement. No written request or consent of the Lenders or Administrative Agent shall be required to enable the Collateral Agent to execute and deliver a Mortgage Supplement specifically required by the terms hereof or any other Loan Document.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Termination of Mortgage. Upon (or at any time after) payment in full of the Allocable Loan Amount in respect of the Aircraft and any other Secured Obligations then due and payable in respect of such Aircraft hereunder, and provided that no Default or Event of Default shall have occurred and be continuing, upon request of the Company the Collateral Agent shall execute and deliver to or as directed in writing by the Company an appropriate instrument furnished to it by the Company releasing the Aircraft and the Engines and all other MSN [___] Collateral from the Lien of the Mortgage and, in such event, this Mortgage shall terminate and be of no further force or effect; provided, that this Mortgage and the Lien created hereby shall earlier terminate and this Mortgage shall be of no further force or effect upon any sale or other final disposition by the Collateral Agent of all property constituting part of the MSN [___] Collateral and the final distribution by the Collateral Agent of all monies or other property or proceeds constituting part of the MSN [___] Collateral in accordance with the terms hereof. The release of the Aircraft from the Lien of this Mortgage shall have the effect without any further action of releasing all other MSN [___] Collateral, including Aircraft Documents. In connection with any release of the MSN [___] Collateral pursuant to the first sentence of this Section, the Collateral Agent shall, at the Company’s expense, procure the discharge of the International Interest granted under this Mortgage in the Airframe and each Engine. Except as aforesaid otherwise provided and as provided elsewhere herein, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.
     Section 9.2 Bankruptcy. It is the intention of the parties that the Collateral Agent shall be entitled to the benefits of Section 1110 with respect to the financing of the Aircraft under the Loan Documents in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Loan Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

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     Section 9.3 No Legal Title to Collateral in Secured Parties. No Secured Party shall have legal title to any part of the MSN [___] Collateral. No transfer, by operation of law or otherwise, of a Note or other right, title and interest of any Secured Party in and to the MSN [___] Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the MSN [___] Collateral.
     Section 9.4 Sale of Collateral by Collateral Agent Is Binding. Any sale or other conveyance of the MSN [___] Collateral, or any part thereof (including any part thereof or interest therein), by the Collateral Agent made pursuant to the terms of this Mortgage shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Company, and the other Secured Parties in and to such MSN [___] Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.
     Section 9.5 Mortgage for Benefit of the Company, Collateral Agent and Secured Parties. Nothing in this Mortgage, whether express or implied, shall be construed to give any Person other than the Company, the Collateral Agent and the other Secured Parties any legal or equitable right, remedy or claim under or in respect of this Mortgage, except that the Persons referred to in the last paragraph of Section 3.02(b) shall be third party beneficiaries of such paragraph.
     Section 9.6 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Mortgage to be made, given, furnished or filed shall be in writing in the English language, personally delivered, sent by recognized overnight carrier or mailed by certified mail, postage prepaid, or by facsimile, and (i) if to the Company, addressed to it at 2702 Love Field Drive, P.O. Box 36611, Dallas, Texas 75235-1611, Attention: Treasurer, facsimile number (214) 792-4022, (ii) if to the Collateral Agent, addressed to it at its office at Global Loans Agency Group, 1516 Brett Road, New Castle, DE 19720, Attention: Greg Victor, facsimile number (212) 994-0961, (iii) if to the Administrative Agent, addressed to it at its office at Global Loans Agency Group, 1516 Brett Road, New Castle, DE 19720, Attention: Greg Victor, facsimile number (212) 994-0961 or (iv) if to any other Secured Party, addressed to such party at such address as such party shall have furnished by notice to the Company and the Collateral Agent, or, until an address is so furnished, addressed to the address of such party (if any) as set forth in the Loan Agreement or any “Assignment and Assumption” thereunder (in the case of a Secured Party). Whenever any notice in writing is required to be given by the Company or the Collateral Agent to the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received at such address. Any of the foregoing Persons may change the address or telefax number to which notices to such party will be sent by giving notice of such change to the other Persons.
     Section 9.7 Severability. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, to the fullest extent permitted by law. Any such prohibition or unenforceability in any particular

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jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, to the fullest extent permitted by law.
     Section 9.8 No Oral Modification or Continuing Waivers. No term or provision of this Mortgage may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Collateral Agent. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
     Section 9.9 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto, the other Secured Parties and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and assigns of such Secured Party.
     Section 9.10 Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 9.11 Governing Law; Submission to Jurisdiction; Venue.
          (a) This Mortgage and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Mortgage, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Mortgage brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 9.06, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of either party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.
          (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     Section 9.12 Waiver of Trial by Jury. To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of, or in connection with, this Mortgage or any matter arising hereunder.

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     Section 9.13 Counterparts. This Mortgage may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
*   *   *

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     IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

SOUTHWEST AIRLINES CO.
By:
Name:
Title:

Signature Page to
Mortgage and Security Agreement

CITIBANK, N.A., as Collateral Agent
By:
Name:
Title:

Signature Page to
Mortgage and Security Agreement

ANNEX A
DEFINED TERMS
     “Act” means part A of subtitle VII of title 49, United States Code.
     “Additional Insured” is defined in Section D(i) of Annex B.
     “Aircraft” means, collectively, the Airframe and Engines.
     “Airframe” means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number and Airframe Manufacturer’s serial number set forth in the Mortgage Supplement executed and delivered by the Company at the Closing and each Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage. Upon substitution of a Replacement Airframe under and in accordance with the Mortgage, such Replacement Airframe shall become subject to the Mortgage and shall be the “Airframe” for all purposes of the Mortgage and the other Loan Documents and thereupon the Airframe for which the substitution is made shall no longer be subject to the Mortgage, and such replaced Airframe shall cease to be the “Airframe.”
     “Debt Balance” is defined in Section B of Annex B.
     “Eligible Account” means an account established by and with an Eligible Institution at the request of the Collateral Agent, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the UCC), (c) the Collateral Agent shall be the “entitlement holder” (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Collateral Agent to the exclusion of the Company, and (e) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.
     “Eligible Institution” means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s of at least A3 or its equivalent and from Standard & Poor’s of at least A- or its equivalent.
     “Engine” means (a) each of the engines manufactured by the Engine Manufacturer and identified by such Engine Manufacturer’s model number and such Engine Manufacturer’s serial number set forth in the Mortgage Supplement executed and delivered by the Company at the Closing and each Replacement Engine, in any case whether or not from time to time installed on the Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated

Annex A — Page 1

or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage shall not apply to such Parts in accordance with Section 3.04 of the Mortgage. Upon substitution of a Replacement Engine under and in accordance with the Mortgage, such Replacement Engine shall become subject to the Mortgage and shall be an “Engine” for all purposes of the Mortgage and the other Loan Documents and thereupon the Engine for which the substitution is made shall no longer be subject to the Mortgage, and such replaced Engine shall cease to be an “Engine.”
     “Mortgage” means this Mortgage and Security Agreement [MSN ].
     “Mortgage Supplement” means a Mortgage Supplement, substantially in the form of Exhibit A to this Mortgage, with appropriate modifications to reflect the purpose for which it is being used.
     “Pledged Agreement” means any contract, agreement or instrument included in the MSN [___] Collateral.
     “Purchase Agreement” means the Purchase Agreement No. 1810, dated as of January 19, 1994, between Airframe Manufacturer and the Company, as amended (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), together with, with respect to the Engines, the GTA (as defined in the Engine Consent and Agreement).
     “Section 1110 Period” means the continuous period of 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, determined under Section 1110(b) of the Bankruptcy Code), plus an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding assuming, or agreeing to perform its obligations under, the Loan Documents with the approval of the applicable court and continuing until such trustee or debtor in possession ceases to perform its obligations under the Loan Documents with the result that the Collateral Agent is no longer stayed or prohibited by applicable law or court order from exercising its remedies under the Mortgage.
     “Secured Obligations” means the “Obligations” as defined in the Loan Agreement.
     “Threshold Amount” means $6,000,000.

Annex A — Page 2

ANNEX B
INSURANCE
     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in the Mortgage.
A. Liability Insurance
     1. Except as provided in Section A.2 below, the Company will carry or cause to be carried at all times, at no expense to the Collateral Agent, comprehensive airline legal liability (including, but not limited to passenger liability, property damage, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance, but excluding manufacturer’s product liability coverage) with respect to the Aircraft, the Airframe and the Engines, which is (i) in an amount not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Company of the same type and operating on similar routes as the Aircraft and (y) $350,000,000 per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company of the same type as the Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).
     2. During any period that the Aircraft is on the ground and not in operation, Company may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Company of the same type which are on the ground and not in operation.
B. Hull Insurance
     1. Except as provided in Section B.2 below, the Company will carry or cause to be carried at all times, at no expense to the Collateral Agent, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned by Company of the same type as the Aircraft for an amount denominated in United States Dollars not less than 105% of the outstanding Allocable Loan Amount with respect to the Aircraft (the “Debt Balance”).
     Any policies of insurance carried in accordance with this Section B.1 or Section C covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name the Collateral Agent as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Debt Balance and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Debt Balance shall be payable to the Collateral

Annex B — Page 1

Agent, except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case the Company (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Collateral Agent whether such payment is made to the Company (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to the Collateral Agent otherwise than in respect of an Event of Loss, the Collateral Agent shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Company or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance shall be paid to the Company or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Collateral Agent. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Collateral Agent shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Company or any other third party that is entitled to receive such proceeds.
     2. During any period that the Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by the Company of the same type similarly on the ground and not in operation, provided that the Company shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Debt Balance during such period that the Aircraft is on the ground and not in operation.
C. War-Risk, Hijacking and Allied Perils Insurance
     If the Company (or any Permitted Lessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by the Company (or any Permitted Lessee) with respect to other aircraft owned or operated by the Company (or any Permitted Lessee) on such routes or in such areas, the Company shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the unpaid Original Amount.
D. General Provisions
     Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:
     (i) in the case of Section A, shall name the Collateral Agent, the Administrative Agent and each Lender as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;

Annex B — Page 2

     (ii) shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);
     (iii) shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Company (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of the Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Company (or any Permitted Lessee);
     (iv) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 (seven days in the case of war risk, hijacking and allied perils insurance) days after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;
     (v) shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;
     (vi) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;
     (vii) shall provide that all of the liability insurance provisions thereof, except the limits of liability and agreed value, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;
     (viii) shall provide that none of the Additional Insureds shall be liable for any insurance premium; and
     (ix) shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103.
E. Reports and Certificates; Other Information
     On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Company will furnish or cause to be furnished to the Collateral Agent insurance certificates describing in reasonable detail the insurance maintained by the Company hereunder and a report, signed by the Company’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid and (b) such insurance

Annex B — Page 3

complies with the terms of this Annex B, except that such opinion shall not be required with respect to war risk insurance provided by the FAA. To the extent such agreement is reasonably obtainable the Company will also cause the Insurance Broker to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines or cause the cancellation or termination of such insurance, and to advise the Collateral Agent in writing at least 30 days (seven days in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.
F. Right to Pay Premiums
     The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Collateral Agent and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Collateral Agent shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Mortgage and to maintain such coverage, as the Collateral Agent may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse Collateral Agent for amounts so paid by them.
G. Deductibles; Self-insurance
     The Company may self-insure with respect to the Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by the Company; provided, however, that in the case of hull insurance, such self-insurance shall in no event exceed $150,000,000 with respect to the Aircraft and all other comparable aircraft operated by the Company, taken together; and provided further that, in the case of public liability insurance, such self-insurance shall in no event exceed $50,000,000.

Annex B — Page 4

ANNEX C
FOREIGN REGISTRATION
     The Collateral Agent and the Company hereby agree, subject to the provisions of Section 3.02(e) of the Mortgage, that the Company shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States, subject to compliance with the following:
(i)	each of the following requirements is satisfied:
(A)	no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

(B)	such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and

(C)	such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date;
(ii)	the Collateral Agent shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Collateral Agent addressed to Collateral Agent as to the effect that:
(A)	such country would recognize the Company’s ownership interest in the Aircraft;

(B)	after giving effect to such change in registration, the Lien of the Mortgage on the Company’s right, title and interest in and to the Aircraft shall continue in the reasonable opinion of the Collateral Agent (acting upon instruction of the Majority Lenders) as a valid and duly perfected first priority security interest and International Interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Collateral Agent shall have received a certificate from Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be
Annex C — Page 1

delivered to the Collateral Agent on or prior to the effective date of such change in registration);

(C)	unless Company or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Company prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

(D)	it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Collateral Agent (or any Affiliate of the Collateral Agent), for the Collateral Agent to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft.
          (b) In addition, as a condition precedent to any change in registration, Company shall have given to Collateral Agent assurances reasonably satisfactory to Collateral Agent:
(i)	to the effect that the provisions of Section 3.02 of the Mortgage have been complied with after giving effect to such change of registration;

(ii)	of the payment by Company of all reasonable out-of-pocket expenses of each Secured Party in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Collateral Agent, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Collateral Agent for the benefit of the Secured Parties, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Collateral Agent for the benefit of the Secured Parties; and

(iii)	to the effect that the tax and other indemnities in favor of each Person named as an indemnitee under any other Operative Agreement afford each such Person substantially the same protection as provided prior to such change of registration (or Company shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Collateral Agent, afford such protection).
Annex C — Page 2

EXHIBIT A
TO
MORTGAGE
MORTGAGE SUPPLEMENT
     This MORTGAGE SUPPLEMENT NO. [___], dated May 9, 2008 (herein called this “Mortgage Supplement”) of SOUTHWEST AIRLINES CO., as the borrower (the “Company”).
WITNESSETH:
     WHEREAS, the Mortgage and Security Agreement [___], dated as of May 9, 2008 (the “Mortgage”) between the Company and Citibank, N.A., as Collateral Agent (the “Collateral Agent”), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Collateral Agent; and
     WHEREAS, the Mortgage relates to the Aircraft, comprised of the Airframe and Engines described below, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA as one document;
     NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Company hereby confirms that the Lien of the Mortgage on the MSN [___] Collateral covers all of the Company’s right, title and interest in and to the following described property and that it hereby grants to the Collateral Agent an “International Interest” (as defined in the Cape Town Convention on International Interests in Mobile Equipment and related Aircraft Equipment Protocol, as in effect in the United States) in the following airframe and engines:
AIRFRAME
          One airframe identified as follows:

		FAA Registration	Manufacturer’s
Manufacturer	Model	Number	Serial Number

The Boeing Company	737-7H4
AIRCRAFT ENGINES
     Two aircraft engines, each such engine being a jet propulsion aircraft engine with at least 1750 lb of thrust or its equivalent, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

CFM International Inc.	CFM56-7B24
Form of Mortgage and Security Agreement

     Together with all of the Company’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.
     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, in trust for the equal and proportionate benefit and security of the Lenders without any preference, distinction or priority of any one Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, except as provided in the Mortgage, and for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.
     This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof. The Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
     AND, FURTHER, the Company hereby acknowledges that the Aircraft referred to in this Mortgage Supplement has been delivered to the Company and is included in the property of the Company subject to the pledge and mortgage thereof under the Mortgage.
* * *
Form of Mortgage and Security Agreement

     IN WITNESS WHEREOF, the Company has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

SOUTHWEST AIRLINES CO.
By:
Name:
Title:

Form of Mortgage and Security Agreement

EXHIBIT C-1
[FORM OF OPINION OF SPECIAL
COUNSEL TO THE COMPANY]
Form of Opinion of Special
Counsel to the Company

EXHIBIT C-2
[FORM OF OPINION OF IN-HOUSE
COUNSEL TO THE COMPANY]
Form of Opinion of In-House
Counsel to the Company

EXHIBIT C-3
[FORM OF OPINION OF SPECIAL OKLAHOMA
COUNSEL TO THE AGENTS]
Form of Opinion of
Special Oklahoma Counsel

EXHIBIT C-4
[FORM OF OPINION OF SPECIAL NEW YORK
COUNSEL TO THE ADMINISTRATIVE AGENT]
Form of Opinion of Special New York
Counsel to the Administrative Agent

EXHIBIT D
[FORM OF ASSIGNMENT AND ASSUMPTION]
ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	___________________________

2.	Assignee:	___________________________
[and is an Affiliate/Approved Fund of [identify Lender]2]n

3.	Company:	Southwest Airlines Co.

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Loan Agreement

[2]	Select as applicable.
Form of Assignment and Assumption

5.	Loan Agreement: The $600,000,000 Term Loan Agreement dated as of May 6, 2008, among Southwest Airlines Co., the Lenders parties thereto, Citibank, N.A., as Administrative Agent and as Collateral Agent

6.	Assigned Interest:

	Aggregate Amount of	Amount of /Loans	Percentage Assigned of
Facility Assigned	Loans for all Lenders*	Assigned*	Loans[3]
Commitment	$	$		%
Loan	$	$		%
	$	$		%

[7.	Trade Date:	____________][4]
Effective Date: _________ ___, ___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
Form of Assignment and Assumption

[Consented to and]5 Accepted:

CITIBANK, N.A., as Administrative Agent
By
Title:

[Consented to:][6] SOUTHWEST AIRLINES CO.
By
Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

[6]	To be added only if the consent of the Company is required by the terms of the Loan Agreement.
Form of Assignment and Assumption

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company in respect of any Loan Document or (iv) the performance or observance by the Company of its obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.04(a) or 8.04(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which
Annex 1 to Form of Assignment and Assumption

together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Annex 1 to Form of Assignment and Assumption

EXHIBIT E
[FORM OF CONSENT AND AGREEMENT]
Form of Consent and agreement

EXHIBIT F
[FORM OF ENGINE CONSENT AND AGREEMENT]
Form of Engine Consent and agreement